EXHIBIT 4.f

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                                TRUST AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N582FE)

                           Dated as of April 1, 1996

                    Amended and Restated as of June 1, 1996

                                    between

                      BOATMEN'S EQUIPMENT FINANCE, INC.,
                                    Trustor

                                      and

              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                 Owner Trustee



                COVERING ONE MCDONNELL DOUGLAS MD-11F AIRCRAFT
                   SERIAL NO. 48420, REGISTRATION NO. N1751A

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                               TABLE OF CONTENTS


PARTIES.................................................................   1

RECITALS.................................................................  1

                                   ARTICLE 1

                              THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee...........  1
   Section 1.02.  Declaration of Trust...................................  2
   Section 1.03.  Conditions Precedent...................................  2

                                   ARTICLE 2

                                 DISTRIBUTIONS

   Section 2.01.  Rent, Etc..............................................  2
   Section 2.02.  Excepted Payments......................................  3
   Section 2.03.  Other Receipts.........................................  3
   Section 2.04.  Distributions after Default............................  4
   Section 2.05.  Distributions after Release of Lien of Indenture.......  4
   Section 2.06.  Manner of Making Distributions.........................  4

                                   ARTICLE 3

                               THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties.........................  5
   Section 3.02.  Limitation on Authority of Owner Trustee...............  6
   Section 3.03.  Notice of Default......................................  6
   Section 3.04.  Action Upon Instructions...............................  7
   Section 3.05.  Certain Duties and Responsibilities of Owner Trustee...  7
   Section 3.06.  Certain Rights of Owner Trustee........................  9
   Section 3.07.  No Representations or Warranties
                    as to Certain Matters...............................  11
   Section 3.08.  Status of Moneys Received.............................  12
   Section 3.09.  Self-Dealing..........................................  12
   Section 3.10.  Definition of a Responsible Officer...................  12
   Section 3.11.  Resignation or Removal of Owner Trustee...............  12
   Section 3.12.  Estate and Rights of Successor Owner Trustee..........  13
   Section 3.13.  Merger or Consolidation of FSBU.......................  13
   Section 3.14.  Co-Trustees...........................................  14
   Section 3.15.  Interpretation of Agreements..........................  15
   Section 3.16.  Not Acting in Individual Capacity.....................  15
   Section 3.17.  Tax Returns...........................................  15

                                   ARTICLE 4

                             TERMINATION OF TRUST

   Section 4.01.  Termination...........................................  16
   Section 4.02.  Termination at Option of the Trustor..................  17
   Section 4.03.  Distribution of Lessor's Estate upon Termination......  17

                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST

                                   ARTICLE 6

                                 MISCELLANEOUS

   Section 6.01.  Indemnification.......................................  19
   Section 6.02.  Supplements and Amendments............................  20
   Section 6.03.  Nature of Title of Trustor............................  21
   Section 6.04.  Power of Owner Trustee to Convey......................  21
   Section 6.05.  Notices...............................................  21
   Section 6.06.  Situs of Trust; Applicable Law; Severability..........  22
   Section 6.07.  Successors and Assigns................................  22
   Section 6.08.  Headings and Table of Contents........................  23
   Section 6.09.  Definitions...........................................  23
   Section 6.10.  Identification of Trust...............................  23
   Section 6.11.  Counterparts..........................................  23
   Section 6.12.  Trustor Interest......................................  23

   Schedule I    Definitions

                                TRUST AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N582FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N582FE) dated as of April 1, 1996, as amended and restated as of June 1, 1996 (this "Agreement") between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "FSBU", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and BOATMEN'S EQUIPMENT FINANCE, INC., a Missouri corporation (together with its successors and permitted assigns, the "Trustor");


                             W I T N E S S E T H :

         WHEREAS, the Trustor and FSBU have heretofore entered into the Original Trust Agreement;

         WHEREAS, the Original Trust Agreement was duly filed with the Federal Aviation Administration on April 22, 1996;

         WHEREAS, the Original Loan Participants participated in the payment of the Purchase Price by providing financing as evidenced by the Original Loan Certificates;

         WHEREAS, pursuant to Article 15 of the Original Participation Agreement, the Lessee, the Trustor and the Owner Trustee desire to refinance all of the Original Loan Certificates on the Refunding Date; and

         WHEREAS, the Trustor and the Owner Trustee desire, in connection with such refinancing, to amend and restate the Original Trust Agreement in its entirety as herein provided.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, FSBU and the Trustor agree that the Original Trust Agreement be and the same is hereby amended and restated in its entirety as follows:

                                   ARTICLE 1

                              THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs (or has authorized and directed) the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) to execute and deliver each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements and the Original Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements and the Original Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

         Section 1.02. Declaration of Trust. FSBU hereby confirms, in its individual capacity, that it holds and will continue to hold, in its capacity as the Owner Trustee, the Lessor's Estate upon the trusts herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien created by, the Indenture.

         Section 1.03. Conditions Precedent. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the terms and conditions of Section 4.01 of the Participation Agreement shall have been complied with in a manner satisfactory to the Owner Trustee and the Trustor.

                                   ARTICLE 2

                                 DISTRIBUTIONS

         Section 2.01. Rent, Etc. The Trustor and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be paid to the Indenture Trustee while the Lien of the Indenture is in effect. Except as otherwise provided in Section 2.04 hereof, the Owner Trustee shall promptly apply each payment of Excess Amount, Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (a) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (i) the Lessee with respect to FSBU's or the Owner Trustee's fees and disbursements under this Agreement, or
   (ii) the Trustor pursuant to Section 6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (b) any amount remaining after application in full in accordance with paragraph (a) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (c) after application in accordance with paragraphs (a) and (b) of this Section 2.01, or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustor.

         Section 2.02. Excepted Payments. All Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03.  Other Receipts.  Except as otherwise provided in
Section 2.04 hereof, any payment received by the Owner Trustee, other than those referred to in Sections 2.01 and 2.02 hereof, shall be payable prior to the release of the Lien of the Indenture directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; and following such application or release of Lien, any such payment for which provision as to the application thereof is made in the other Operative Agreements shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of the other Operative Agreements, and any such payment received by the Owner Trustee for which no provision as to the application thereof is made in the Operative Agreements or in this Article 2 shall, unless the Trustor shall have otherwise instructed the Owner Trustee in writing, be distributed promptly to the Trustor.

         Section 2.04. Distributions after Default. Subject to the provisions of Section 2.02 hereof, (i) all payments received and amounts realized by the Owner Trustee after an Indenture Event of Default shall have occurred and shall be continuing and after the Certificates shall have become or been declared due and payable pursuant to Section 7.02(b) or 7.02(c) of the Indenture or the Lease shall have become or been declared in default (including, without limitation, any amounts realized by the Owner Trustee or the Trustor from the exercise of any remedies pursuant to
Section 17.01 of the Lease), as well as (ii) all funds then held or thereafter received by the Owner Trustee as part of this Trust Agreement, the Lease or otherwise, shall be distributed to the Indenture Trustee.

         Section 2.05. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01, 2.02, 2.03 and 2.04 hereof:

               (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

               (b) moneys not included in paragraph (a) of this Section 2.05 remaining as part of the Lessor's Estate after the Lien of the Indenture has been released,

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

         Section 2.06. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to such account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of the Trustor, in investments that would be permitted by
Article 23 of the Lease (but only to the extent funds are received on or prior to 1:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee, in investments which, after consultation with the Trustor, the Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay any and all amounts payable by the Owner Trustee hereunder to the Trustor either (i) by crediting, or causing the Indenture Trustee to credit, such amount or amounts to an account or accounts maintained by the Trustor with the Owner Trustee in its individual capacity or with the Indenture Trustee in its individual capacity, as the case may be, in immediately available funds, or
(ii) by wire transfer of immediately available funds to such other bank account as the Trustor shall notify the Owner Trustee in writing with sufficient information to identify the source and application of such funds.

                                   ARTICLE 3

                               THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. FSBU accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in
Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement or its representations, warranties and covenants in Sections 3.05 and 3.08 of the Indenture, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by FSBU or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements, or (iii) as expressly provided in written instructions from the Trustor given pursuant to Section 1.01, 3.03 or 3.04 hereof; provided, that nothing in this
Section 3.02 shall limit in any manner the obligation of the Owner Trustee to perform and observe all the terms of the Operative Agreements or the obligations of the Owner Trustee under this Agreement.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Department of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustor and the Indenture Trustee prompt notice (in any event, within one Business Day of the discovery thereof) of such Default, Event of Default, Indenture Default or Indenture Event of Default by telegram, telex, or facsimile followed by prompt written notice thereof by first-class certified mail, postage prepaid, return receipt requested in accordance with Article 14 of the Participation Agreement. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustor, and if the Owner Trustee shall not have received instructions from the Trustor within 20 days after giving notice of such Default, Event of Default, Indenture Default or Indenture Event of Default to the Trustor, the Owner Trustee may take such action, or refrain from taking such action, with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as it shall deem advisable in the best interests of the Trustor; provided, that the Owner Trustee shall be under no duty to take or refrain from taking any such action in the event the Owner Trustee shall not have received instructions from the Trustor. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, the Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Subject in all respects to the terms of the Operative Agreements, and subject further to the terms of Article 2 and Sections 3.03, 3.05 and 3.06 hereof, upon the written instructions at any time and from time to time of the Trustor (which the Trustor agrees shall not be inconsistent with the provisions of the Indenture so long as the Lien of the Indenture has not been discharged), the Owner Trustee will take such of the following actions as may be specified in such instructions:

         (a) give such notice or direction or exercise such right, remedy or power under the Operative Agreements, or take such other action, as shall be specified in such instructions;

         (b) take such action to preserve or protect the Lessor's Estate (including the discharge of Liens and encumbrances) as may be specified in such instructions;

         (c) approve as satisfactory to it all matters required by the terms of the Operative Agreements to be satisfactory to the Owner Trustee (it being understood that without written instructions of the Trustor, the Owner Trustee shall not approve any matter as satisfactory to it), except such approvals as may be required with respect to the Trustor's transfer of its Beneficial Interest pursuant to Article 5;

         (d) upon or after the expiration or earlier termination of the Term of the Lease, convey in accordance with such instructions, the Aircraft and all of the Owner Trustee's right, title and interest in and to the Aircraft or any part thereof for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or retain, lease or otherwise dispose of the Aircraft or any part thereof as shall be specified in such instructions;

         (e) execute and file any financing statement (and any continuation statement with respect to any such financing statement) or any other similar document relating to the Lessor's Estate or the security interests and assignments created by the Operative Agreements, as may be specified in such instructions (which instructions shall be accompanied by an execution form of such financing statement or such continuation statement, as the case may be); and

         (f)   any other action as specified by the Trustor.

         Section 3.05. Certain Duties and Responsibilities of Owner Trustee. (a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with instructions given by the Trustor hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

       (ii)in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require FSBU in its individual capacity to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, FSBU agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements or the Original Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustor.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and
Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by the Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action and this Agreement shall not be deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustor or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor and (to the extent provided in the Indenture) the Indenture Trustee copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that FSBU represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever right, title and interests in, to and under the Aircraft were conveyed to it by the Lessee and FSBU represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or FSBU and except that FSBU hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by FSBU and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of FSBU enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means the Chairman or the Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, or any other officer in the Corporate Trust Department of FSBU customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, but subject to Section 11.01 of the Participation Agreement, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by the Trustor. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee, an instrument accepting such appointment, and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate and the trusts hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of FSBU. Any corporation into which FSBU in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which FSBU shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 3.12 hereof, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, subject to Section 7.13 of the Participation Agreement, if the Owner Trustee and the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, the Trustor and the Owner Trustee jointly shall have the power, and shall execute and deliver all instruments, to appoint one or more Persons approved by the Trustor and the Owner Trustee, to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor and the Owner Trustee may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from the Trustor, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by the Trustor within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith or for any failure to act, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trusts hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys under this Agreement or any Operative Agreement. The Trustor shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Trustor. The Owner Trustee, upon request of the Trustor and at the expense of the Lessee, will furnish the Trustor with all such information as may be reasonably required or advisable from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. The Owner Trustee shall be responsible for causing to be prepared at the request of the Trustor, but at the expense of the Lessee, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, that the Owner Trustee shall deliver a completed copy of all such returns to the Trustor not more than 60 nor less than 30 days prior to the due date of the return (provided that the Owner Trustee shall have timely received all necessary information to complete such return). The Trustor, upon request, will furnish the Owner Trustee with all such information as may be reasonably required from the Trustor that is in its possession in connection with the preparation of such income tax returns.

                                   ARTICLE 4

                             TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (b) 110 years from the earlier execution of this Agreement by either party hereto; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 110 years from the earlier execution of this Agreement by either party hereto or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         Section 4.02. Termination at Option of the Trustor. Notwithstanding Section 4.01 hereof, this Agreement and the trust created hereby shall terminate and the Trust Estate shall be distributed to the Trustor, and this Agreement shall be of no further force and effect, upon the election of the Trustor by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement (in form and substance satisfactory to the Owner Trustee) of the Trustor assuming all the obligations of the Owner Trustee under or contemplated by the Operative Agreements or incurred by it as trustee hereunder and releasing the Owner Trustee therefrom; provided, however, that such notice may be given only after the time the Lien of the Indenture is discharged under Section 14.01 of the Indenture unless the Trustor shall have received the prior written consent of the Indenture Trustee to any such termination in which case such notice may be given while the Lien of the Indenture is outstanding.

         Section 4.03. Distribution of Lessor's Estate upon Termination. Upon any termination of this trust pursuant to the provisions of Section
4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination; provided, that (i) if at the time of any termination the Lease remains in force and effect, then the Lessor's Estate shall be sold as a unit (and not in parcels) and subject to the Lease, and (ii) in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in Section 2.05 hereof.

                                   ARTICLE 5

                        TRANSFER OF BENEFICIAL INTEREST

         The Trustor may assign, convey or otherwise transfer to a single institutional investor all (but not less than all) of the Beneficial Interest, provided that it gives the Lessee, the Indenture Trustee and the Owner Trustee at least 10 Business Days' notice of such assignment, conveyance or other transfer and provided, further that the Trustor and the Owner Participant Guarantor agree by a written instrument in form and substance reasonably satisfactory to the Lessee, the Indenture Trustee and the Owner Trustee to remain liable for all obligations of the Trustor under this Agreement and the other Operative Agreements to which the Trustor is a party to the extent (but only to the extent) incurred on or before the date of such transfer and provided that the transferee agrees by a written instrument in form and substance reasonably satisfactory to the Lessee, the Indenture Trustee and the Owner Trustee to assume primary liability for all obligations as a trustor under this Agreement and the other Operative Agreements to which such trustor is a party incurred after the date of transfer; provided, further, that (a) such transferee is (i) a bank, savings institution, finance company, leasing company or trust company or national banking association acting for its own account (subject to the transferee's ability to satisfy the requirements set forth in clause (c) below) or in a fiduciary capacity as trustee or agent under any pension, retirement, profit sharing or similar trust or fund, insurance company, fraternal benefit society or corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (ii) a subsidiary of any Person described in clause (i) where such Person provides
(A) support for the obligations assumed by such transferee subsidiary satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or
(B) an unconditional guaranty satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee of such transferee subsidiary's obligations, or
(iii) an Affiliate of the original Trustor, so long as such Affiliate has a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000, (b) such transferee is legally capable of binding itself to the obligations of the Trustor and expressly agrees to assume all obligations of the Trustor under the Participation Agreement and this Agreement and (c) such transferee shall provide representations substantially similar to those contained in Sections 7.02(a) and 7.03(a) of the Participation Agreement. In the event of any such assignment, conveyance or transfer, the transferee shall become a party to this Agreement and shall agree to be bound by all the terms of and will undertake all of the obligations of the Trustor contained in this Agreement and the other Operative Agreements in such manner as is reasonably satisfactory to the Owner Trustee and the Indenture Trustee. A transferee hereunder shall be (i) a "U.S. Person" as defined in Section 7701(a)(30) of the Code (or any successor provision thereto) or if the transferee shall not be such a "U.S. Person" then each Certificate Holder shall be provided an indemnity (from the transferee trustor or the Trustor but not from the Lessee) in form and substance satisfactory to each such Certificate Holder, for any Taxes that may be imposed on such Certificate Holders (currently or in the future) due to such transferee's failure to be such a "U.S. Person" and (ii) a Citizen of the United States or shall have established a voting trust, voting powers or other arrangement reasonably satisfactory to the Indenture Trustee to permit the Owner Trustee to be the registered owner of the Aircraft under the Transportation Code. Assuming the truth of the representations made in Sections 6.01(m) and 7.09 of the Participation Agreement and compliance with Section 10.06 of the Indenture, no such assignment, conveyance or transfer shall violate any provision of law or regulation or create a relationship which would be in violation thereof. The Owner Trustee shall not be on notice of or otherwise bound by any such assignment, conveyance or transfer unless and until it shall have received an executed counterpart of the instrument of such assignment, conveyance or transfer. Upon any such disposition by the Trustor to a transferee as above provided, the transferee shall be deemed the "Trustor" for all purposes hereof, and shall be deemed to have made all the payments previously made by its transferor and to have acquired the same interest in the Lessor's Estate as theretofore held by its transferor; and each reference herein to the "Trustor" shall thereafter be deemed a reference to such transferee. Notwithstanding anything to the contrary contained in this Article 5, in no event shall the Trustor transfer its interest in the Beneficial Interest to any entity whose business is that of a nationwide or worldwide overnight or expedited delivery small package air courier, cargo or freight deliverer or which competes with the Lessee in one of its principal lines of business (except for any line of business in the financial services industry).

                                   ARTICLE 6

                                 MISCELLANEOUS

         Section 6.01. Indemnification. The Trustor agrees to reimburse and save FSBU harmless against any and all loss, damage, liability, claims, demands, disbursements and expenses, including taxes (excluding taxes imposed against FSBU upon or with respect to any fees or compensation for services rendered by the Owner Trustee and FSBU hereunder) and reasonable counsel fees (any "Loss"), which may be incurred by reason of its being the Owner Trustee or acting hereunder or under the Operative Agreements or the Original Agreements, but solely by reason thereof and arising out of or relating solely to this Agreement or the other Operative Agreements or the Original Agreements or the Aircraft or the Rent and other sums payable therefor, or by reason of any occurrence directly relating thereto while so acting, and to secure the payment thereof, the Owner Trustee, in its individual capacity, shall have a Lien on the Lessor's Estate and the proceeds thereof, including income, prior to any interest therein of the Trustor and its assigns (but subject to the rights of the Lessee under the Operative Agreements and the Original Agreements and subject and subordinate to the Lien of the Indenture); provided, that the Trustor shall have no obligation hereunder to indemnify FSBU for any Losses arising from or the result of (A) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (B) any inaccuracy of any representation of the Owner Trustee or any breach by the Owner Trustee of its warranties and covenants given in its individual capacity in this Agreement, Sections 7.01(c), 7.02(a) and (b) and 7.04 of the Participation Agreement and its representations and warranties in Section
3.08 of the Indenture or elsewhere in the Operative Agreements, (C) the failure to use ordinary care in receiving, handling and disbursing funds,
(D) Lessor's Liens attributable to it in its individual capacity, (E) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by FSBU or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and this Agreement, (F) taxes excluded from indemnification pursuant to
Section 8.01(b) of the Participation Agreement (disregarding for the purposes of this Section 6.01, subsections (iii) and (vi) of Section 8.01(b) of the Participation Agreement) and subsections (ii), (iv), (vi), and (viii) of Section 9.01(b) of the Participation Agreement); provided, that, before asserting any right to payment or indemnification hereunder, the Owner Trustee shall first demand (but need not exhaust its remedies with respect to) its corresponding right to payment or indemnification from the Lessee pursuant to the Participation Agreement. It is further understood that the distribution by the Owner Trustee of all or any part of the Lessor's Estate as provided in Section 4.02 of this Agreement shall not impair the right of FSBU to indemnity, payment and reimbursement as herein provided. In the event FSBU makes any advances at any time to pay or to provide for the payment of any such Loss, then FSBU shall be entitled, in addition to reimbursement for the principal of the sum so advanced, to interest on the amount of such advances at the Prime Rate. The provisions of this Section shall continue in force and effect notwithstanding the termination of this trust or the resignation, inability or incapacity to act or removal of the Owner Trustee. The Owner Trustee (in its individual capacity or as trustee) agrees that it shall have no right against (except as provided in this Section 6.01) the Trustor or (subject to the provisions of the Indenture) the Trust Indenture Estate for any fee as compensation for its services hereunder.

         Section 6.02. Supplements and Amendments. At any time and from time to time, only upon the written request of the Trustor (a) FSBU and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Article XIII of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Indenture Trustee and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Indenture Trustee and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document and (iii) any amendment or supplement to this Agreement that would adversely affect the rights of the Indenture Trustee or the Holders shall be subject to the prior written consent of the Indenture Trustee. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by FSBU or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to the Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.03. Nature of Title of Trustor. The Trustor shall not have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate or the trusts hereunder shall operate to terminate this Agreement or Lessor's Estate, except as provided in
Section 4.01 hereof.

         Section 6.04. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Trustor in and to the Operative Agreements or the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.05. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

   If to the Owner Trustee:First Security Bank of Utah, National Association
                           79 South Main Street
                           Salt Lake City, Utah 84111
                           Attention:  Corporate Trust Department
                           Telephone:  (801) 246-5826
                           Facsimile:  (801) 246-5053

If to the Trustor:         Boatmen's Equipment Finance, Inc.
                           One Boatmen's Plaza
                           800 Market Street
                           P.O. Box 236
                           St. Louis, Missouri 63166
                           Attention:  Documentation Specialist
                           Telephone:  (314) 466-4275
                           Facsimile:  (314) 466-4266

If to the Indenture
Trustee:                   State Street Bank and Trust Company
                           Two International Place
                           4th Floor
                           Boston, Massachusetts 02110
                           Attention:  Corporate Trust Department
                           Telephone:  (617) 664-5414
                           Facsimile:  (617) 664-5371

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

               Section 6.06. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

               Section 6.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Article 5 of this Agreement.

               Section 6.08. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

               Section 6.09. Definitions. The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.

               Section 6.10. Identification of Trust. This trust may for convenience be referred to as the "Federal Express Corporation Trust No. N582FE."

               Section 6.11. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

               Section 6.12. Trustor Interest. The Trustor has only a beneficial interest in any specific property of this trust. No creditor of the Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this trust (as opposed to the Trustor's beneficial interest in this trust).

               IN WITNESS WHEREOF, FSBU and the Trustor have caused this Agreement to be duly executed all as of the date first above written.



                                 BOATMEN'S EQUIPMENT FINANCE, INC.


                                 By: _______________________________________
                                       Name:
                                       Title:



                                 FIRST SECURITY BANK OF UTAH,
                                 NATIONAL ASSOCIATION


                                 By: _______________________________________
                                       Name:
                                       Title:




                                  SCHEDULE I

                                  DEFINITIONS


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement and the Series Supplements) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Additional Leverage Amount. An amount equal to 5.124835742% of the outstanding principal amount of the Original Loan Certificates to be refinanced on the Refunding Date.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Agent. Morgan Guaranty Trust Company of New York and its successors and permitted assigns as Agent for the Original Loan
Participants pursuant to Article 16 of the Original Participation
Agreement.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Aircraft. The Airframe (or any permitted substitute airframe) together with three Engines (whether any of which is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

         Airframe. The McDonnell Douglas MD-11F aircraft (excluding the Engines or engines from time to time installed thereon) leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Amendment No. 1 to the Original Tax Indemnity Agreement. Amendment No. 1 to the Original Tax Indemnity Agreement (Federal Express Corporation Trust No. N582FE), dated as of June 1, 1996.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on the Delivery Date or the Refunding Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N582FE), dated the Delivery Date, as amended and restated as of the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N582FE), dated the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant on the Delivery Date pursuant to Section 4.01(n) of the Original Participation Agreement.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on July 29, 2016, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Bills of Sale. Collectively, the FAA Bill of Sale and the Warranty Bill of Sale.

         Breakage Costs. Has the meaning specified in Schedule II to the Original Participation Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Salt Lake City, Utah.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N582FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the refunding of the Original Loan Certificates.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Commencement Date.  July 30, 1996.

         Corporate Trust Administration. The principal office of the Indenture Trustee located at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         Corporate Trust Department. The principal office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111,
Attention: Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date.  April 22, 1996.

         Engine. Each of the three General Electric CF6-80C2-D1F engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.03, 11.03,
11.04 or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of April 1, 1996, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N582FE), dated as of April 1, 1996 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan.  As defined in Section 7.06 of the Participation
Agreement.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use
(A) due to theft or disappearance for a period in excess of 30 days (or such longer period not to exceed 60 days from the end of such 30 day period if and so long as the location of such property is known and the Lessee is pursuing the recovery thereof) or to the end of the Term, if less, unless such event constitutes an Event of Loss under clause (i)(B) or clause (ii) below, or (B) due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government, or instrumentality or agency of any such foreign government, or any purported government or instrumentality or agency thereof for a period in excess of 180 days, or (B) by the Government for a period extending beyond the Term provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months beyond the end of the Term in the event that the Aircraft or the Airframe or any Engine is requisitioned by the Government pursuant to an activation as part of the CRAF Program described in Section 7.02(a)(iv) of the Lease; or (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited for a period of four (4) consecutive months, unless the Lessee, prior to the expiration of such four (4) month period, shall be diligently carrying forward all steps which are necessary and desirable to permit the normal use of the Aircraft or Airframe provided, however, that an Event of Loss shall be deemed to have occurred if (x) the Lessee fails to continue diligently carrying forward all such steps or (y) the use of the Aircraft or the Airframe in the normal course of air transportation of cargo shall have been prohibited for a period of an additional 8 months following such 4 month period or (z) unless waived by the Lessor, the Term shall have expired. The date of such Event of Loss shall be (t) the 30th day or the 90th day, as the case may be, following loss of such property or its use due to theft or disappearance; (u) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (v) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (w) the date of any condemnation, confiscation, seizure or requisition of title of such property; (x) the earlier of the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government or instrumentality or agency thereof or the end of the Term;
(y) the last day of the Term in the case of requisition for use of such property by the Government or (z) the last day of the 4 month or additional 8 month period, referred to in clause (iv) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Excepted Payments. Collectively, (i) indemnity or other payments of expenses paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to Article 8, 9, or 10 and
Section 15.01 of the Participation Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to Section 7.01(e), Article 9 or Section 11.03(a) of the Lease or Section 15.01 of the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with the provisions of but not required under Article 13 of the Lease, (iv) all right, title and interest of the Owner Participant in, to and under the Tax Indemnity Agreement and payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any amounts payable by the Lessee to the Owner Participant or the Owner Trustee in its individual capacity, after the release thereof from the Lien of the Indenture, (vi) subject to Section
3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (vi) above and (viii) any payments in respect of interest to the extent attributable to the payments referred to in clauses (i) through (vi) above.

         Excess Amount. The amount described in Section 2.03 of the Participation Agreement and set forth on Schedule II to the Lease.

         Exempt Recipient. A person described in Section 6049(b)(4) of the Code.

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by the Lessee in favor of the Owner Trustee and dated the Delivery Date.

         FPO Price. Has the meaning specified in Section 4.02(a)(F) of the Lease.

         FSBU. First Security Bank of Utah, National Association, a national banking association.

         FSC. Savannah International Sales, Inc., a United States Virgin Islands corporation.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, except for purposes of Section
17.01 of the Lease, it shall be assumed that the Aircraft is in at least the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor has not obtained possession of the Aircraft pursuant to such Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Rental shall be deemed to be zero.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of Section 17.01 of the Lease, it shall be assumed that the Aircraft is in at least the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease. For purposes of Section 17.01 of the Lease, such determination shall be made on an "as is, where is" basis by a qualified independent appraiser selected by the Lessor and the costs and expenses of the appraisal shall be borne by the Lessee, unless the Lessor has not obtained possession of the Aircraft free and clear of all Liens and unencumbered by the Lease pursuant to such Section 17.01, in which case an appraiser shall not be appointed and such Fair Market Value shall be deemed to be zero.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of FSBU, in its individual capacity and as Owner Trustee and Lessor, the Agent (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Owner Participant, the Original Loan Participants (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Indenture Trustee, in its individual capacity and as trustee, the Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N582FE), dated as of April 1, 1996, as amended and restated as of June 1, 1996, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement, and as said Indenture may from time to time be further supplemented or amended, including any amendment or supplement thereto entered into from time to time pursuant to the applicable provisions of the Indenture.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N582FE), dated April 22, 1996, as such Indenture and Security Agreement Supplement shall be amended or supplemented from time to time and any other supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate,
(ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity against which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Interim Term. The period commencing on the Delivery Date and ending at the end of the day immediately preceding the Commencement Date.

         Invoice. The invoice for the Aircraft given by the Lessee to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N582FE), dated as of April 1, 1996, as amended and restated as of June 1, 1996, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N582FE), dated April 22, 1996, as such Lease Supplement shall be amended or supplemented from time to time and any other supplement to the Lease, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. First Security Bank of Utah, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any Ancillary Agreement, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent, Renewal Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of either the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant or to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall (i) not include any Excepted Payment and (ii) "Lessor's Estate" shall include all property intended to be subjected to the Indenture by the Granting Clause thereof.

         Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, the Owner Participant or any Affiliate of the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant or any Affiliate of the Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant or any Affiliate of the Owner Participant, the Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or by reason of Section 8.01(b) or 9.01(b) of the Participation Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of (i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

         Manufacturer. McDonnell Douglas Corporation, a Maryland corporation, and its successors and assigns.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Modification Agreement. The Aircraft Modification Agreement dated as of December 1, 1995 between the Lessee and the Manufacturer providing for the refurbishing and reconfiguration of the Aircraft including any warranties relating thereto, as originally executed or as modified, supplemented, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft, to the extent assigned to the Owner Trustee pursuant to the Warranty Bill of Sale.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to the Debt Rate.

         Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in Section 7701(a)(30) of the Code, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or (iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

         Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, the Bills of Sale, the Modification Agreement, the GTA, the Engine Warranty Assignment, the Lease, the Lease Supplement, the Owner Participant Guaranty, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Engine Consent and the Tax Indemnity Agreement, each as amended from time to time.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Original Agreements. The documents and instruments delivered on the Delivery Date in connection with the transactions contemplated by the Original Participation Agreement.

         Original Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N582FE), among the Lessee, the Owner Participant, the Indenture Trustee and the Owner Trustee as it was originally executed on the Delivery Date.

         Original Indenture. The Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N582FE), dated as of April 1, 1996, between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N582FE), dated April 22, 1996 attached thereto was recorded as one instrument by the FAA on April 23, 1996 and assigned Conveyance Number P06442.

         Original Lease. The Lease Agreement (Federal Express Corporation Trust No. N582FE), dated as of April 1, 1996, between the Owner Trustee as lessor, and the Lessee, which together with Lease Supplement No. 1 (Federal Express Corporation Trust No. N582FE), dated April 22, 1996 attached thereto was recorded as one instrument by the FAA on April 23, 1996 and assigned Conveyance Number P06443.

         Original Loan Certificates. The loan certificates issued on the Delivery Date to the Original Loan Participants.

         Original Loan Participants. The entities listed on Schedule I to the Original Participation Agreement and their successors and assigns (other than any assignees in connection with the Refunding Date).

         Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N582FE), among the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee and the Original Loan Participants as it was originally executed as of April 1, 1996.

         Original Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N582FE), between the Lessee and the Owner Participant as it was originally executed as of April 1, 1996.

         Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N582FE), between the Owner Participant and the Owner Trustee as it was originally executed as of April 1, 1996 and filed with the FAA on April 22, 1996.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section
         14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Guarantor. The Boatmen's National Bank of St. Louis, a national banking association, its successors and permitted assigns and any other provider of an Owner Participant Guaranty.

         Owner Participant Guaranty. The Owner Participant Guaranty dated the Delivery Date, as amended and restated as of the Refunding Date by the Owner Participant Guarantor in favor of the Lessee, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee and any other guaranty delivered in compliance with Article 5 of the Trust Agreement.

         Owner Trustee. FSBU, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Owner Trustee Guarantor.  The provider of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax yield and aggregate after-tax cash flow during the Interim Term and the Basic Term, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages and FPO Price, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N582FE), dated as of April 1, 1996, as amended and restated as of June 1, 1996, among the Lessee, the Original Loan Participants, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee and the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee, as amended, modified or supplemented, or the terms thereof waived.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

         Pass Through Certificates.  Any of the 1996 Pass Through
Certificates, Series A1 or 1996 Pass Through Certificates, Series A2, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means both of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Pass Through Trust, 1996-A1 or Federal Express Pass Through Trust, 1996-A2, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means both of such Pass Through Trusts.

         Pass Through Trustee. State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date.  Each January 30 and July 30 commencing on July 30,
1996.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Certificates having a Maturity in 2015, June 11, 2008 and with respect to the Certificates having a Maturity in 2016, November 24, 2016.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Property. Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. Has the meaning specified in Section 10.01(a) of the Lease.

         Purchase Price.  The amount specified as such in Ancillary Agreement
I.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), January 15 for January 30 Payment Dates and July 15 for July 30 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Refunding Date. A Business Day on which the refunding of the Original Loan Certificates occurs, the expected date thereof having been specified by the Lessee in a written notice given to the parties to the Participation Agreement and the Underwriters at least three (3) Business Days prior to such expected Refunding Date.

         Register. Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Remaining Weighted Average Life. For any Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. Any Fixed Renewal Term or Fair Market Renewal Term with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. Each January 30 and July 30 commencing on July 30, 1996, and continuing thereafter during the Term.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-D1F engine (or an engine of the same or another manufacturer) of equal or greater value, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-D1F engine, such replacement engine must then be commonly used in the commercial aviation industry on McDonnell Douglas MD-11 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         SSB. State Street Bank and Trust Company, a Massachusetts trust company.

         Securities Act.  The Securities Act of 1933, as amended.

         Series Supplement. The Series Supplement 1996-A1 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1996-A2 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means both such Series Supplements.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Stipulated Loss Value is to be calculated with reference to any such date.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value
Factors."

         Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to FSBU, the Lessor, the Owner Participant, the Indenture Trustee or others, including, without limitation, payments of Stipulated Loss Value, FPO Price and amounts calculated by reference to Termination Value, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent.

          Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Original Tax Indemnity Agreement as amended by Amendment No. 1 to the Original Tax Indemnity Agreement, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

         Term. The Interim Term, the Basic Term and any Renewal Term unless the Lease is terminated earlier pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after the fifth anniversary of the Commencement Date in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on the 12th anniversary of the Commencement Date or the 16th anniversary of the Commencement Date, as the case may be, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the fifth anniversary of the Commencement Date and
(iii)  Section 4.02(a)(F) of the Lease, the last day of the Basic Term.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in
Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and, accordingly, no further accrual or credit shall be required whenever Termination Value is to be calculated with reference to any such date.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N582FE), dated as of April 1, 1996, as amended and restated as of June 1, 1996, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

         Underwriting Agreement. The Underwriting Agreement dated June 5, 1996 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or
Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.

         Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the Lessee, as seller in favor of the Owner Trustee, as buyer, and dated the Delivery Date.



                                TRUST AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N668FE)

                            Dated as of May 1, 1996

                    Amended and Restated as of June 1, 1996

                                    between

                           PMCC LEASING CORPORATION,
                                    Trustor

                                      and

              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                 Owner Trustee



                   COVERING ONE AIRBUS A300F4-605R AIRCRAFT
                    SERIAL NO. 772, REGISTRATION NO. N668FE





                               TABLE OF CONTENTS

PARTIES.................................................................  1

RECITALS................................................................  1

                                   ARTICLE 1

                              THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee..........  2
   Section 1.02.  Declaration of Trust..................................  2
   Section 1.03.  Conditions Precedent..................................  2

                                   ARTICLE 2

                                 DISTRIBUTIONS

   Section 2.01.  Rent, Etc.............................................  3
   Section 2.02.  Excepted Payments.....................................  3
   Section 2.03.  Other Receipts........................................  4
   Section 2.04.  Distributions after Default...........................  4
   Section 2.05.  Distributions after Release of Lien of Indenture......  4
   Section 2.06.  Manner of Making Distributions........................  5

                                   ARTICLE 3

                               THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties........................  5
   Section 3.02.  Limitation on Authority of Owner Trustee..............  6
   Section 3.03.  Notice of Default.....................................  6
   Section 3.04.  Action Upon Instructions..............................  6
   Section 3.05.  Certain Duties and Responsibilities
                    of Owner Trustee....................................  7
   Section 3.06.  Certain Rights of Owner Trustee.......................  8
   Section 3.07.  No Representations or Warranties
                    as to Certain Matters............................... 10
   Section 3.08.  Status of Moneys Received............................  10
   Section 3.09.  Self-Dealing.........................................  11
   Section 3.10.  Definition of a Responsible Officer..................  11
   Section 3.11.  Resignation or Removal of Owner Trustee..............  11
   Section 3.12.  Estate and Rights of Successor Owner Trustee.........  11
   Section 3.13.  Merger or Consolidation of FSBU......................  12
   Section 3.14.  Co-Trustees..........................................  12
   Section 3.15.  Interpretation of Agreements.........................  13
   Section 3.16.  Not Acting in Individual Capacity....................  14
   Section 3.17.  Tax Returns..........................................  14

                                   ARTICLE 4

                             TERMINATION OF TRUST

   Section 4.01.  Termination..........................................  14
   Section 4.02.  Termination at Option of the Trustor.................  15
   Section 4.03.  Distribution of Lessor's Estate upon Termination.....  15

                                   ARTICLE 5

                          [INTENTIONALLY LEFT BLANK]

                                   ARTICLE 6

                                 MISCELLANEOUS

   Section 6.01.  Indemnification......................................  16
   Section 6.02.  Supplements and Amendments...........................  17
   Section 6.03.  Nature of Title of Trustor...........................  18
   Section 6.04.  Power of Owner Trustee to Convey.....................  18
   Section 6.05.  Notices..............................................  18
   Section 6.06.  Situs of Trust; Applicable Law; Severability.........  19
   Section 6.07.  Successors and Assigns...............................  19
   Section 6.08.  Headings and Table of Contents.......................  19
   Section 6.09.  Identification of Trust..............................  19
   Section 6.10.  Counterparts.........................................  19
   Section 6.11.  Trustor Interest.....................................  19
   Section 6.12.  Performance by the Trustor...........................  20

   Schedule I       Definitions

                                TRUST AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N668FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N668FE) dated as of May 1, 1996 (the "Original Trust Agreement"), as amended and restated as of June 1, 1996 (this "Agreement") between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "FSBU", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and PMCC LEASING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Trustor"). The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.


                             W I T N E S S E T H :

         WHEREAS, the Trustor and FSBU have heretofore entered into the Original Trust Agreement;

         WHEREAS, the Original Trust Agreement was duly filed with the Federal Aviation Administration on May 24, 1996;

         WHEREAS, the Original Loan Participants participated in the payment of the Purchase Price by providing financing as evidenced by the Original Loan Certificates;

         WHEREAS, pursuant to Article 15 of the Original Participation Agreement, the Lessee, the Trustor and the Owner Trustee desire to refinance all of the Original Loan Certificates on the Refunding Date; and

         WHEREAS, the Trustor and the Owner Trustee desire, in connection with such refinancing, to amend and restate the Original Trust Agreement in its entirety as herein provided.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, FSBU and the Trustor agree that the Original Trust Agreement be and the same is hereby amended and restated in its entirety as follows:

                                   ARTICLE 1

                              THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs (or has authorized and directed) the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) to execute and deliver each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements and the Original Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements and the Original Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

         Section 1.02. Declaration of Trust. FSBU hereby confirms, in its individual capacity, that it holds and will continue to hold, in its capacity as the Owner Trustee, the Lessor's Estate upon the trusts herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien created by, the Indenture.

         Section 1.03. Conditions Precedent. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the terms and conditions of Section 4.01 of the Participation Agreement shall have been complied with in a manner satisfactory to the Owner Trustee and the Trustor.

                                   ARTICLE 2

                                 DISTRIBUTIONS

         Section 2.01. Rent, Etc. The Trustor and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be first paid to the Indenture Trustee while the Lien of the Indenture is in effect, for distribution in accordance with the terms of Article V of the Indenture. Except as otherwise provided in Section 2.04 hereof (and except for amounts received from the Indenture Trustee, which shall be applicable only in accordance with clause (c) below), the Owner Trustee shall promptly apply each payment of the Owner Participant Amount, Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (a) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (i) the Lessee with respect to FSBU's or the Owner Trustee's fees and disbursements under this Agreement, or
   (ii) the Trustor pursuant to Section 6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (b) after the release of the Lien of the Indenture, any amount remaining after application in full in accordance with paragraph (a) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (c) after application in accordance with paragraphs (a) and (b) of this Section 2.01, or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustor.

         Section 2.02. Excepted Payments. Notwithstanding any other provision contained herein, all Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person entitled thereto, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03.  Other Receipts.  Except as otherwise provided in
Section 2.04 hereof, any payment received by the Owner Trustee, other than those referred to in Sections 2.01 and 2.02 hereof, shall be payable prior to the release of the Lien of the Indenture directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; and following such application or release of Lien, any such payment for which provision as to the application thereof is made in the other Operative Agreements shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of the other Operative Agreements, and any such payment received by the Owner Trustee for which no provision as to the application thereof is made in the Operative Agreements or in this Article 2 shall, unless the Trustor shall have otherwise instructed the Owner Trustee in writing, be distributed promptly to the Trustor.

         Section 2.04. Distributions after Default. Subject to the provisions of Section 2.02 hereof, (i) all payments received and amounts realized by the Owner Trustee after an Indenture Event of Default shall have occurred and shall be continuing and after the Certificates shall have become or been declared due and payable pursuant to Section 7.02(b) or 7.02(c) of the Indenture (including, without limitation, any amounts realized by the Owner Trustee or the Trustor from the exercise of any remedies pursuant to Section 17.01 of the Lease), as well as (ii) all funds then held or thereafter received by the Owner Trustee as part of this Trust Agreement, the Lease or otherwise, shall be distributed to the Indenture Trustee for distribution in accordance with the provisions of Article V of the Indenture.

         Section 2.05. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01, 2.02, 2.03 and 2.04 hereof:

             (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

             (b) moneys not included in paragraph (a) of this Section 2.05 remaining as part of the Lessor's Estate after the Lien of the Indenture has been released,

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

         Section 2.06. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to the account set forth in the Participation Agreement or to such other account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of the Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 2:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee in investments which, after consultation with the Trustor, the Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay in immediately available funds any and all amounts payable by the Owner Trustee hereunder to the Trustor as directed by the Trustor.

                                   ARTICLE 3

                               THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. FSBU accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in
Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.02(a) and (b) and 7.04 of the Participation Agreement or its representations, warranties and covenants given in its individual capacity in Sections 3.05 and 3.08 of the Indenture, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by FSBU or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to, and agrees that it will not, manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements, or (iii) as expressly provided in written instructions from the Trustor given pursuant to Section 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligations of the Owner Trustee hereunder.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Department of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustor and the Indenture Trustee prompt telephone or facsimile notice, followed by prompt confirmation thereof by certified mail, postage prepaid (in any event within two Business Days of the discovery thereof), in accordance with Article 14 of the Participation Agreement, of such Default, Event of Default, Indenture Default or Indenture Event of Default. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustor; provided that the Owner Trustee shall have no duty to take any (and shall take no) action whatsoever in the absence of written instructions from the Trustor. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, the Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Upon the written instructions at any time and from time to time of the Trustor, the Owner Trustee will take or refrain from taking such action, not inconsistent with provisions of the Indenture, as may be specified in such instructions.

         Section 3.05. Certain Duties and Responsibilities of Owner Trustee. (a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with written instructions given by the Trustor hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

       (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require FSBU in its individual capacity to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, FSBU agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements or the Original Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustor.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations
Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by the Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustor or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor and (to the extent provided in the Indenture) the Indenture Trustee copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR FSBU MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that FSBU represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever right, title and interests in, to and under the Aircraft that were conveyed to it by AVSA and FSBU represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or FSBU and except that FSBU hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by FSBU and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of FSBU enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means the Chairman or the Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, or any other officer in the Corporate Trust Department of FSBU customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by the Trustor. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee, an instrument accepting such appointment, in form and substance acceptable to the predecessor Owner Trustee and the Trustor and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate and the trust hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of FSBU. Any corporation into which FSBU in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which FSBU shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 11.01 of the Participation Agreement, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, if the Owner Trustee or the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, the Owner Trustee by an instrument in writing signed by it, shall appoint one or more Persons approved by the Trustor to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this
Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.

         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing sent in accordance with
Article 14 of the Participation Agreement instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from the Trustor, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by the Trustor within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith in what it deems to be the best interests of the Trustor or for any failure to act in any situation described above in this
Section 3.15. The provisions of this Section 3.15 shall not be applicable to the Owner Trustee's obligations set forth in the last sentence of
Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to its receipt and disbursement of all moneys under this Agreement or any Operative Agreement. The Trustor shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Trustor. The Owner Trustee, upon request, will furnish the Trustor with all such information as may be reasonably required or necessary from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. The Owner Trustee shall be responsible for causing to be prepared at the request of the Trustor and at the expense of the Lessee all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, however, that the Owner Trustee shall send a completed copy of each such return to the Trustor not more than 60 nor less than 30 days prior to the due date of such return; provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Trustor such return. The Trustor, upon request, will furnish the Owner Trustee with all such information as may be required from the Trustor in connection with the preparation of such income tax returns.

                                   ARTICLE 4

                             TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (b) 110 years from the earlier execution of this Agreement by either party hereto; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 110 years from the earlier execution of this Agreement by either party hereto or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         Section 4.02. Termination at Option of the Trustor. Notwithstanding Section 4.01 hereof, this Agreement and the trust created hereby shall terminate and the Trust Estate shall be distributed to the Trustor, and this Agreement shall be of no further force and effect, upon the election of the Trustor by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement (in form and substance satisfactory to the Owner Trustee) of the Trustor assuming all the obligations of the Owner Trustee under or contemplated by the Operative Agreements or incurred by it as trustee hereunder and releasing the Owner Trustee therefrom; provided, however, that such notice may be given only after the time the Lien of the Indenture is discharged under Section 14.01 of the Indenture unless the Trustor shall have received the prior written consent of the Indenture Trustee to any such termination in which case such notice may be given while the Lien of the Indenture is outstanding.

         Section 4.03. Distribution of Lessor's Estate upon Termination. Upon any termination of this trust pursuant to the provisions of Section
4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination; provided, that (i) if at the time of any termination the Lease remains in force and effect, then the Lessor's Estate shall be sold as a unit (and not in parcels) and subject to the Lease, and (ii) in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in Section 2.05 hereof.

                                   ARTICLE 5

                          [INTENTIONALLY LEFT BLANK]

                                   ARTICLE 6

                                 MISCELLANEOUS

         Section 6.01. Indemnification. The Trustor and its assigns agree to reimburse and save FSBU, in its individual capacity, harmless against any and all loss, damage, liability, claims, demands, disbursements and expenses, including Taxes (excluding Taxes imposed against FSBU upon or with respect to any fees for services rendered in its capacity as Trustee hereunder) and reasonable counsel fees which may be incurred by reason of its being the Owner Trustee or acting hereunder or under the Operative Agreements or the Original Agreements, but solely by reason thereof and arising out of or relating solely to this Agreement or the other Operative Agreements or the Original Agreements or the Aircraft or the Rents and other sums payable therefor, or by reason of any occurrence directly relating thereto while so acting, and to secure the payment thereof, FSBU, in its individual capacity, shall have a Lien on the Lessor's Estate and the proceeds thereof, including income, prior to any interest therein of the Trustor and its assigns (but subject to the rights of the Lessee under the Operative Agreements and the Original Agreements and subject and subordinate to the Lien of the Indenture), except that FSBU shall not have any such Lien (and the Trustor shall have no obligation) in respect of any such loss, damage, liability, claims, demands, disbursements and expenses, including Taxes and counsel fees, arising from or as a result of (A)
FSBU's or the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (B) any inaccuracy of any representation of FSBU or any breach by FSBU of its warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.02(a) and (b) and 7.04 of the Participation Agreement and its representations and warranties in Sections 3.05 and 3.08 of the Indenture or elsewhere in the Operative Agreements, (C) the failure to use ordinary care in receiving, handling and disbursing funds, (D) Lessor's Liens attributable to it in its individual capacity, (E) Taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by FSBU in connection with the transactions contemplated by the Lease, the Indenture and this Agreement, (F) Taxes excluded from indemnification pursuant to Section 8.01(b) of the Participation Agreement (disregarding for the purposes of this Section 6.01, subsections (ii) and (v) of Section 8.01(b) of the Participation Agreement) or (G) Expenses excluded from indemnification pursuant to
Section 9.01(b) of the Participation Agreement; provided, that, before asserting any right to payment or indemnification hereunder, FSBU shall first demand its corresponding right to payment or indemnification from the Lessee pursuant to the Participation Agreement. It is further understood that the distribution by the Owner Trustee of all or any part of the Lessor's Estate as provided in Section 4.02 of this Agreement shall not impair the right of FSBU to indemnity, payment and reimbursement as herein provided. The provisions of this Section shall continue in force and effect notwithstanding the termination of this trust or the resignation, inability or incapacity to act or removal of the Owner Trustee. FSBU or the Owner Trustee (in its individual capacity or as trustee, as the case may be) agrees that it shall have no right against the Trustor or the Trust Indenture Estate for any fee as compensation for its services hereunder. Upon any assignment, conveyance or transfer of all of the Beneficial Interest, the transferor Trustor shall, upon such assignment, conveyance or transfer, be released and discharged without further act or formality whatsoever from the indemnification obligations imposed under this Section
6.01 arising after such transfer date.

         Section 6.02. Supplements and Amendments. At any time and from time to time, only upon the written request of the Trustor (a) FSBU and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Section 8.01 of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Trustor and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Trustor and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document and (iii) any amendment or supplement to this Agreement shall comply with the provisions of Section 7.13 of the Participation Agreement. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by FSBU or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to the Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.03. Nature of Title of Trustor. The Trustor shall not have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate.

         Section 6.04. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee in and to the Operative Agreements or the right, title and interest of the Owner Trustee and the Trustor in and to the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.05. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

   If to the Owner Trustee:First Security Bank of Utah, National Association
                           79 South Main Street
                           Salt Lake City, Utah 84111
                           Attention:  Corporate Trust Department
                           Telephone:  (801) 246-5826
                           Facsimile:  (801) 246-5053

   If to the Trustor:      PMCC Leasing Corporation
                           800 Westchester Avenue
                           Rye Brook, New York 10573-1301
                           Attention:  Vice President Leasing
                           with a copy to Director, Portfolio Administration
                           Telephone:  (914) 335-5000
                           Facsimile:  (914) 335-1287




   If to the Indenture
   Trustee:                State Street Bank and Trust Company
                           Two International Place
                           4th Floor
                           Boston, Massachusetts 02110
                           Attention:  Corporate Trust Department
                           Telephone:  (617) 664-5414
                           Facsimile:  (617) 664-5371

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         Section 6.06. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         Section 6.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Section 7.03(d) of the Participation Agreement.

         Section 6.08. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 6.09. Identification of Trust. This trust may for convenience be referred to as the "Federal Express Corporation Trust No. N668FE."

         Section 6.10. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         Section 6.11. Trustor Interest. The Trustor has only a beneficial interest in any specific property of this trust. No creditor of the Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this trust (as opposed to the Trustor's beneficial interest in this trust).

         Section 6.12. Performance by the Trustor. Any obligation of the Owner Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Trustor and any such performance shall not be construed as a revocation of the trust created hereby.

         IN WITNESS WHEREOF, FSBU and the Trustor have caused this Agreement to be duly executed all as of the date first above written.


                     PMCC LEASING CORPORATION


                     By:______________________________________________
                         Name:
                         Title:



                     FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION



                     By:______________________________________________
                         Name:
                         Title:




                                  SCHEDULE I

                                  DEFINITIONS

GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement and the Series Supplements) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires and except in the case of the Original Agreements, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and
(ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment to be received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Agent. Morgan Guaranty Trust Company of New York and its successors and permitted assigns as Agent for the Original Loan
Participants pursuant to Article 16 of the Original Participation
Agreement.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Airbus Guaranty. The Guaranty dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

         Aircraft. The Airframe (or any permitted substitute airframe thereunder) together with two Engines (whether either is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease.

         Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Amendment No. 1 to the Original Tax Indemnity Agreement. Amendment No. 1 to the Original Tax Indemnity Agreement (Federal Express Corporation Trust No. N668FE), dated as of June 1, 1996.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on the Delivery Date or the Refunding Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N668FE), dated the Delivery Date, as amended and restated as of the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N668FE), dated the Refunding Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant (with an abbreviated report to the Lessee) on the Delivery Date pursuant to Section 4.01(n) of the Original Participation Agreement.

         Assignment and Assumption Agreement. Any agreement delivered in compliance with Section 7.03(d) of the Participation Agreement.

         AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France, and its successors and assigns.

         AVSA Consent and Agreement. The Consent and Agreement dated as of May 15, 1996, executed by AVSA, as the same may be amended, modified or supplemented from time to time.

         AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and dated the Delivery Date.

         AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and dated the Delivery Date.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on August 24, 2019, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Breakage Costs. Has the meaning specified in Schedule II to the Original Participation Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Salt Lake City, Utah.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N668FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the refunding of the Original Loan Certificates.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Commencement Date.  July 30, 1996.

         Consent and Agreement. The Consent and Agreement dated as of May 15, 1996 executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

         Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

         Corporate Trust Administration. The principal office of the Indenture Trustee located at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         Corporate Trust Department. The principal office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention:
Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date.  May 24, 1996.

         Engine. Each of the two General Electric CF6-80C2-A5F engines listed by manufacturer's serial numbers in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.02(c), 10.03, 11.03, 11.04
or 12.02 of the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of May 15, 1996, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N668FE), dated as of May 15, 1996 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan.  As defined in Section 7.06 of the Participation
Agreement.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use
(A) for a period in excess of 60 days due to theft or disappearance or such longer period, not to exceed 180 days from the end of such initial 60-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term; and
(iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300-600 series aircraft equipped with engines of the same make and model as the Engines for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twenty-four (24) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day or the 241st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause
(iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe. If an Event of Loss described in any of clauses (i) (A), (iii) or (iv) above shall occur, Lessor may elect, within 30 days following the date upon which such Event of Loss is deemed to have occurred, to waive such Event of Loss and the consequences thereof.

         Excepted Payments. Collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with Section 13.05 of the Lease but not required under Article 13 of the Lease, (iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate pursuant to Section 7.03(d) of the Participation Agreement, (vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above and (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         FPO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

         FSBU. First Security Bank of Utah, National Association, a national banking association.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of Section 17.01 of the Lease (when it shall be determined based upon the actual condition and location of the Aircraft), it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         French Pledge Agreement. The French Pledge Agreement dated as of May 15, 1996 between the Owner Trustee and the Indenture Trustee.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of FSBU, in its individual capacity and as Owner Trustee and Lessor, the Agent (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Owner Participant, the Original Loan Participants (to the extent set forth in Articles 8 and 9 of the Original Participation Agreement), the Indenture Trustee, in its individual capacity and as trustee, any Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Certificate Holder nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N668FE), dated as of May 15, 1996, as amended and restated as of June 1, 1996, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement, and as said Indenture may from time to time be further supplemented or amended, including any amendment or supplement thereto entered into from time to time pursuant to the applicable provisions of the Indenture.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N668FE) dated May 24, 1996, as such Indenture and Security Agreement Supplement shall be amended or supplemented from time to time and any other supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate,
(ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of
the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Interim Term. The period commencing on the Delivery Date and ending at the end of the day immediately preceding the Commencement Date.

         Invoice.  The invoice for the Aircraft given by AVSA to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N668FE) dated as of May 15, 1996, as amended and restated as of June 1, 1996, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N668FE) dated May 24, 1996, as such Lease Supplement shall be amended or supplemented from time to time and any other supplement to the Lease, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. First Security Bank of Utah, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement), and all other property of the Owner Trustee purportedly subjected to the Lien of the Indenture by the Granting Clause thereof; provided that in no event shall "Lessor's Estate" include any Excepted Payment.

         Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in
Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.

         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of (i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

         Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France, and its successors and assigns.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

         Non-U.S. Person.  Any Person other than a U.S. Person.

         Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, if any, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent, the Tax Indemnity Agreement and any Assignment and Assumption Agreement, each as amended from time to time.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Original Agreements. The documents and instruments delivered on the Delivery Date in connection with the transactions contemplated by the Original Participation Agreement.

         Original Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N668FE), among the Lessee, the Owner Participant, the Indenture Trustee and the Owner Trustee as it was originally executed on the Delivery Date.

         Original Indenture. The Trust Indenture, Mortgage and Security Agreement (Federal Express Corporation Trust No. N668FE), dated as of May 15, 1996, between the Owner Trustee and the Indenture Trustee, which together with the Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N668FE), dated May 24, 1996 attached thereto was recorded as one instrument by the FAA on May 28, 1996 and assigned Conveyance Number VV009331.

         Original Lease. The Lease Agreement (Federal Express Corporation Trust No. N668FE), dated as of May 15, 1996, between the Owner Trustee as lessor, and the Lessee, which together with Lease Supplement No. 1 (Federal Express Corporation Trust No. N668FE), dated May 24, 1996 attached thereto was recorded as one instrument by the FAA on May 28, 1996 and assigned Conveyance Number VV009332.

         Original Loan Certificates. The loan certificates issued on the Delivery Date to the Original Loan Participants.

         Original Loan Participants. The entities listed on Schedule I to the Original Participation Agreement and their successors and assigns (other than any assignees in connection with the Refunding Date).

         Original Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N668FE), among the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee and the Original Loan Participants as it was originally executed as of May 1, 1996.

         Original Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N668FE) between the Lessee and the Owner Participant as it was originally executed as of May 15, 1996.

         Original Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N668FE) between the Owner Participant and the Owner Trustee as it was originally executed as of May 1, 1996 and filed with the FAA on May 24, 1996.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Amount. The amount described in Section 2.03 of the Participation Agreement and set forth on Schedule II to the Lease.

         Owner Participant Guarantor. The provider of an Owner Participant Guaranty.

         Owner Participant Guaranty. Any guaranty delivered in compliance with Section 7.03(d) of the Participation Agreement.

         Owner Trustee. FSBU, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Owner Trustee Guarantor.  The provider of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Interim Term and the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N668FE), dated as of May 1, 1996, as amended and restated as of June 1, 1996, among the Lessee, the Original Loan Participants, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee and the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee, as amended, modified or supplemented, or the terms thereof waived.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

         Pass Through Certificates.  Any of the 1996 Pass Through
Certificates, Series A1 or 1996 Pass Through Certificates, Series A2, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means both of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Pass Through Trust, 1996-A1 or Federal Express Pass Through Trust, 1996-A2, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means both of such Pass Through Trusts.

         Pass Through Trustee. State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date. August 24, 2019 and each January 30 and July 30 commencing on July 30, 1996.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Certificates having a Maturity in 2015, June 11, 2008 and with respect to the Certificates having a Maturity in 2018, November 24, 2016.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Property. Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to
Section 10.01 thereof.

         Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

         Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N668FE), dated as of May 15, 1996 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

         Purchase Price.  The amount specified as such in Ancillary Agreement
I.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), January 15 for January 30 Payment Dates and July 15 for July 30 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Refunding Date. A Business Day on which the refunding of the Original Loan Certificates occurs, the expected date thereof having been specified by the Lessee in a written notice given to the parties to the Participation Agreement and the Underwriters at least three (3) Business Days prior to such expected Refunding Date.

         Register. Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Remaining Weighted Average Life. For any Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. August 24, 2019 and each January 30 and July 30 commencing on July 30, 1996.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.

         Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of equal or greater value, airworthiness, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         SSB. State Street Bank and Trust Company, a Massachusetts trust company.

         Securities Act.  The Securities Act of 1933, as amended.

         Series Supplement. The Series Supplement 1996-A1 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1996-A2 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means both such Series Supplements.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Stipulated Loss Value is to be calculated with reference to any such date; provided that if amounts in respect of Stipulated Loss Value are payable under the Operative Agreements after the Stipulated Loss Determination Date in respect of which such Stipulated Loss Value was determined, the Lessor shall be compensated during the period from the Stipulated Loss Determination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value Date."

         Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee or others, including, without limitation, payments of Stipulated Loss Value, FPO Price and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3.03 of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent.

          Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Original Tax Indemnity Agreement as amended by Amendment No. 1 to the Original Tax Indemnity Agreement, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

         Term. The Interim Term and the Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after December 31, 2003 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on July 30, 2017, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the seventh anniversary of the Commencement Date and
(iii) Section 4.02(a)(F) of the Lease, the last day of the Basic Term.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in
Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Termination Value is to be calculated with reference to any such date; provided that if amounts in respect of Termination Value are payable under the Operative Agreements after the Termination Date in respect of which such Termination Value was determined, the Lessor shall be compensated during the period from the Termination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N668FE), dated as of May 1, 1996, as amended and restated as of June 1, 1996, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

         Underwriting Agreement. The Underwriting Agreement dated June 5, 1996 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or
Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.




                                TRUST AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N669FE)

                           Dated as of June 1, 1996

                                    between

                           PMCC LEASING CORPORATION,
                                    Trustor

                                      and

              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                 Owner Trustee



                   COVERING ONE AIRBUS A300F4-605R AIRCRAFT
                    SERIAL NO. 774, REGISTRATION NO. N669FE





                               TABLE OF CONTENTS                          Page
                                                                          ----
PARTIES....................................................................  1

RECITALS...................................................................  1

                                   ARTICLE 1

                              THE LESSOR'S ESTATE

   Section 1.01.  Authorization and Direction to Owner Trustee.............  1
   Section 1.02.  Declaration of Trust.....................................  2
   Section 1.03.  Conditions Precedent.....................................  2

                                   ARTICLE 2

                                 DISTRIBUTIONS

   Section 2.01.  Predelivery Funding; Rent, Etc...........................  3
   Section 2.02.  Excepted Payments........................................  4
   Section 2.03.  Other Receipts...........................................  4
   Section 2.04.  Distributions after Default..............................  4
   Section 2.05.  Distributions after Release of Lien of Indenture.........  4
   Section 2.06.  Manner of Making Distributions...........................  5

                                   ARTICLE 3

                               THE OWNER TRUSTEE

   Section 3.01.  Acceptance of Trust and Duties...........................  5
   Section 3.02.  Limitation on Authority of Owner Trustee.................  6
   Section 3.03.  Notice of Default........................................  6
   Section 3.04.  Action Upon Instructions.................................  7
   Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.....  7
   Section 3.06.  Certain Rights of Owner Trustee..........................  8
   Section 3.07.  No Representations or Warranties as to Certain Matters... 10
   Section 3.08.  Status of Moneys Received................................ 11
   Section 3.09.  Self-Dealing............................................. 11
   Section 3.10.  Definition of a Responsible Officer...................... 11
   Section 3.11.  Resignation or Removal of Owner Trustee.................. 11
   Section 3.12.  Estate and Rights of Successor Owner Trustee............. 12
   Section 3.13.  Merger or Consolidation of FSBU.......................... 12
   Section 3.14.  Co-Trustees.............................................. 12
   Section 3.15.  Interpretation of Agreements............................. 14
   Section 3.16.  Not Acting in Individual Capacity........................ 14
   Section 3.17.  Tax Returns.............................................. 14

                                   ARTICLE 4

                             TERMINATION OF TRUST

   Section 4.01.  Termination.............................................. 15
   Section 4.02.  Termination at Option of the Trustor..................... 15
   Section 4.03.  Distribution of Lessor's Estate upon Termination......... 16

                                   ARTICLE 5

                          [INTENTIONALLY LEFT BLANK]

                                   ARTICLE 6

                                 MISCELLANEOUS

   Section 6.01.  Indemnification.......................................... 16
   Section 6.02.  Supplements and Amendments............................... 17
   Section 6.03.  Nature of Title of Trustor............................... 18
   Section 6.04.  Power of Owner Trustee to Convey......................... 18
   Section 6.05.  Notices.................................................. 18
   Section 6.06.  Situs of Trust; Applicable Law; Severability............. 19
   Section 6.07.  Successors and Assigns................................... 19
   Section 6.08.  Headings and Table of Contents........................... 19
   Section 6.09.  Identification of Trust.................................. 19
   Section 6.10.  Counterparts............................................. 20
   Section 6.11.  Trustor Interest......................................... 20
   Section 6.12.  Performance by the Trustor............................... 20

   Schedule I       Definitions

                                TRUST AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N669FE)

         TRUST AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N669FE) dated as of June 1, 1996 (this "Agreement") between FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "FSBU", and not in its individual capacity but solely as trustee hereunder, the "Owner Trustee"), and PMCC LEASING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Trustor"). The capitalized terms used herein, unless otherwise herein defined or the context hereof shall otherwise require, shall have the respective meanings set forth in Schedule I attached hereto.


                             W I T N E S S E T H :

         WHEREAS, the Trustor desires to create a trust for the purpose of issuing Certificates, the proceeds of which issuance shall initially be held by the Owner Trustee in the Collateral Account and released on the Delivery Date in order to finance a portion of the Purchase Price of the Aircraft, to acquire the Aircraft from AVSA on the Delivery Date, to lease the Aircraft to the Lessee on the Delivery Date and to receive the benefits provided for herein.

         WHEREAS, FSBU is willing to accept the trust as herein provided and to perform its obligations hereunder in its individual capacity or as the Owner Trustee as the case may be.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, FSBU and the Trustor agree as follows:

                                   ARTICLE 1

                              THE LESSOR'S ESTATE

         Section 1.01. Authorization and Direction to Owner Trustee. The Trustor hereby authorizes and directs (or has authorized and directed) the Owner Trustee, not individually but solely as the Owner Trustee hereunder:

         (a) to execute and deliver as and when specified in Sections 4.01 and 4.02 of the Participation Agreement, this Agreement and each of the other Operative Agreements to which the Owner Trustee is a party and to enter into and perform the transactions contemplated thereby including, without limitation, accepting title to, and delivery of, the Aircraft from AVSA on the Delivery Date, and taking all appropriate action to cause the Airframe to be registered with the Federal Aviation Administration in the name of the Owner Trustee;

         (b) to execute and deliver from time to time the Certificates in the manner and subject to the terms and conditions provided in the Participation Agreement and the Indenture;

         (c) to execute and deliver each other document referred to in the Operative Agreements to which the Owner Trustee is a party or which the Owner Trustee is required to deliver pursuant to the Operative Agreements;

         (d) subject to the terms of this Agreement, to perform the obligations and duties and, upon instruction of the Trustor, exercise the rights of the Owner Trustee under the Operative Agreements; and

         (e) to execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Trustor, as the Trustor may deem necessary or advisable in connection with the Certificate Closing Date and the Delivery Date and the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Trustor or its counsel to evidence, conclusively, the direction of the Trustor.

         Section 1.02. Declaration of Trust. FSBU hereby declares and agrees, in its individual capacity, that it will, and in its capacity as the Owner Trustee does, hold the Lessor's Estate upon the trust herein set forth for the use and benefit of the Trustor, subject, however, to the provisions of, and the Lien to be created by, the Indenture.

         Section 1.03. Conditions Precedent. The right and obligation of the Owner Trustee to take the actions required by Section 1.01 hereof shall be subject to the condition that the terms and conditions of Section 4.01 or 4.02, as the case may be, of the Participation Agreement shall have been complied with in a manner satisfactory to the Owner Trustee and the Trustor.

                                   ARTICLE 2

                                 DISTRIBUTIONS

         Section 2.01. Predelivery Funding; Rent, Etc. (a) The Trustor and the Owner Trustee acknowledge that the proceeds from the sale of the Certificates to be effected on the Certificate Closing Date are to be held by the Indenture Trustee in the Collateral Account in the manner specified in the Indenture for application as provided therein and in Section 3.02 of the Participation Agreement.

               (b) The Trustor and the Owner Trustee acknowledge that the Lease will be security for the Certificates pursuant to the Indenture which provides that all moneys payable by the Lessee to the Owner Trustee under the Lease (other than Excepted Payments) are to be first paid to the Indenture Trustee while the Lien of the Indenture is in effect, for distribution in accordance with the terms of Article V of the Indenture. Except as otherwise provided in Section 2.04 hereof (and except for amounts received from the Indenture Trustee, which shall be applicable only in accordance with clause
(iii) below), the Owner Trustee shall promptly apply each payment of the Owner Participant Amount, Rent (other than Excepted Payments), Stipulated Loss Value, Termination Value, and any proceeds from the sale, requisition or disposition of the Aircraft received by it as follows:

         (i) prior to the release of the Lien of the Indenture, each such payment shall be payable directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; provided, that any payments received by the Owner Trustee from (x) the Lessee with respect to FSBU's or the Owner Trustee's fees and disbursements under this Agreement, or (y) the Trustor pursuant to Section
   6.01 hereof shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made;

         (ii) after the release of the Lien of the Indenture, any amount remaining after application in full in accordance with paragraph (b)(i) of this Section 2.01 and which represents payments for which provision as to the application thereof is made in any other Operative Agreement shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Operative Agreement; and

         (iii) after application in accordance with paragraphs (i) and (ii) of this Section 2.01(b), or to the extent received from the Indenture Trustee under the terms of the Indenture, the balance, if any, remaining shall be paid to the Trustor.

         Section 2.02. Excepted Payments. Notwithstanding any other provision contained herein, all Excepted Payments at any time received by the Owner Trustee shall be distributed promptly to the applicable Person entitled thereto, and such payment shall not be deemed under any circumstances to be part of the Lessor's Estate.

         Section 2.03.  Other Receipts.  Except as otherwise provided in
Section 2.04 hereof, any payment received by the Owner Trustee, other than those referred to in Sections 2.01 and 2.02 hereof, shall be payable prior to the release of the Lien of the Indenture directly to the Indenture Trustee (and if any of the same are received by the Owner Trustee shall, upon receipt, be paid over to the Indenture Trustee without deduction, set off or adjustment of any kind) for distribution in accordance with the provisions of Article V of the Indenture; and following such application or release of Lien, any such payment for which provision as to the application thereof is made in the other Operative Agreements shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of the other Operative Agreements, and any such payment received by the Owner Trustee for which no provision as to the application thereof is made in the Operative Agreements or in this Article 2 shall, unless the Trustor shall have otherwise instructed the Owner Trustee in writing, be distributed promptly to the Trustor.

         Section 2.04. Distributions after Default. Subject to the provisions of Section 2.02 hereof, (i) all payments received and amounts realized by the Owner Trustee after an Indenture Event of Default shall have occurred and shall be continuing and after the Certificates shall have become or been declared due and payable pursuant to Section 7.02(b) or 7.02(c) of the Indenture (including, without limitation, any amounts realized by the Owner Trustee or the Trustor from the exercise of any remedies pursuant to Section
17.01 of the Lease), as well as (ii) all funds then held or thereafter received by the Owner Trustee as part of this Trust Agreement, the Lease or otherwise, shall be distributed to the Indenture Trustee for distribution in accordance with the provisions of Article V of the Indenture.

         Section 2.05. Distributions after Release of Lien of Indenture. Except as otherwise provided in Sections 2.01, 2.02, 2.03 and 2.04 hereof:

             (a) all payments received and amounts realized by the Owner Trustee under the Lease or otherwise with respect to the Aircraft or any part thereof (including, without limitation, all payments received pursuant to Section 17.01 of the Lease and amounts realized upon the sale or lease of the Aircraft or any part thereof after the termination of the Lease with respect thereto), to the extent received or realized at any time after the Lien of the Indenture shall have been released pursuant to the terms of the Indenture, and

             (b) moneys not included in paragraph (a) of this Section 2.05 remaining as part of the Lessor's Estate after the Lien of the Indenture has been released,

shall, to the extent required, be retained by the Owner Trustee as reimbursement for all expenses hereunder or under the Lease not theretofore reimbursed under this Agreement, the Lease or otherwise and to which the Owner Trustee is entitled to be reimbursed pursuant to the provisions thereof, and any balance remaining thereafter shall be distributed to the Trustor.

         Section 2.06. Manner of Making Distributions. The Owner Trustee shall make distributions or cause distributions to be made to (i) the Trustor pursuant to this Article 2 by transferring by wire transfer in immediately available funds the amount to be distributed to the account set forth in the Participation Agreement or to such other account or accounts of the Trustor as it may designate from time to time by written notice to the Owner Trustee (and the Owner Trustee shall use best efforts to cause such funds to be transferred by wire transfer on the same day as received, but in any case not later than the next succeeding Business Day), and (ii) the Indenture Trustee pursuant to this Article 2 by paying the amount to be distributed to the Indenture Trustee in the manner specified in the Indenture; provided, that the Owner Trustee shall invest overnight, for the benefit of the Trustor, in investments that would be permitted by Article 23 of the Lease (but only to the extent funds are received on or prior to 2:00 P.M. (Eastern Time) and such investments are available and, if such investments are not available to the Owner Trustee in investments which, after consultation with the Trustor, the Trustor shall direct) all funds not transferred by wire transfer on the same day as they were received. Notwithstanding the foregoing but subject always to the provisions of, and the Lien created by, the Indenture, the Owner Trustee will, if so requested by the Trustor by written notice, pay in immediately available funds any and all amounts payable by the Owner Trustee hereunder to the Trustor as directed by the Trustor.

                                   ARTICLE 3

                               THE OWNER TRUSTEE

         Section 3.01. Acceptance of Trust and Duties. FSBU accepts the trust hereby created and, subject to Section 1.03 hereof, in its capacity as the Owner Trustee agrees to perform the same, including without limitation, subject to Section 1.03 hereof, the actions specified in Section 1.01 hereof as herein provided. The Owner Trustee agrees to disburse all monies that it receives under the Operative Agreements in accordance with the terms hereof. The Owner Trustee shall not be answerable or accountable in its individual capacity except as a result of or arising from (a) the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (b) any breach by the Owner Trustee of its representations, warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.02(a) and (b) and 7.04 of the Participation Agreement or its representations, warranties and covenants given in its individual capacity in Sections 3.05 and 3.08 of the Indenture, (c) the failure to use ordinary care in receiving, handling and disbursing funds, (d) Lessor's Liens attributable to it in its individual capacity, and (e) taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by FSBU or the Owner Trustee in connection with the transactions contemplated by the Lease, the Indenture and the Operative Agreements including this Agreement.

         Section 3.02. Limitation on Authority of Owner Trustee. The Owner Trustee shall have no power, right, duty or authority to, and agrees that it will not, manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft, Airframe, Engines, any Part thereof or any other property at any time constituting a part of the Lessor's Estate, or otherwise to take or refrain from taking any action under or in connection with the Operative Agreements, except (i) to execute and deliver the Operative Agreements to which it is a party, (ii) to exercise and carry out or cause to be exercised or carried out the rights, duties and obligations of the Owner Trustee hereunder and under the other Operative Agreements, or (iii) as expressly provided in written instructions from the Trustor given pursuant to
Section 3.03 or 3.04 hereof; provided, that nothing in this Section 3.02 shall limit in any manner the obligations of the Owner Trustee hereunder.

         Section 3.03. Notice of Default. In the event that a Responsible Officer in the Corporate Trust Department of the Owner Trustee shall have actual knowledge of a Default or an Event of Default, or an Indenture Default or an Indenture Event of Default, the Owner Trustee shall give or cause to be given to the Trustor and the Indenture Trustee prompt telephone or facsimile notice, followed by prompt confirmation thereof by certified mail, postage prepaid (in any event within two Business Days of the discovery thereof), in accordance with Article 14 of the Participation Agreement, of such Default, Event of Default, Indenture Default or Indenture Event of Default. Subject to the terms of Section 3.06(e) hereof and the rights of the Indenture Trustee under the Indenture, the Owner Trustee shall take such action with respect to such Default, Event of Default, Indenture Default or Indenture Event of Default as shall be specified in written instructions from the Trustor; provided that the Owner Trustee shall have no duty to take any (and shall take no) action whatsoever in the absence of written instructions from the Trustor. For all purposes of this Agreement and the Lease, in the absence of actual knowledge of a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a Default, Event of Default, Indenture Default or Indenture Event of Default unless notified in writing by the Lessee, the Trustor, the Indenture Trustee or any Certificate Holder.

         Section 3.04. Action Upon Instructions. Upon the written instructions at any time and from time to time of the Trustor, the Owner Trustee will take or refrain from taking such action, not inconsistent with provisions of the Indenture, as may be specified in such instructions.

         Section 3.05.  Certain Duties and Responsibilities of Owner Trustee.
(a)(i) The Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and with the degree of care specified in Section 3.01 hereof, and in accordance with written instructions given by the Trustor hereunder, and no implied duties, covenants or obligations shall be read into this Agreement, any such instructions or the Operative Agreements against the Owner Trustee, and the Owner Trustee agrees that it will not manage, control, possess, use, sell, lease, dispose of or otherwise deal with the Aircraft or any part of the Lessor's Estate except as required by the terms of the Operative Agreements, any such instructions and as otherwise provided herein; and

       (ii) in the absence of bad faith on its part, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement or the other Operative Agreements, but in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Owner Trustee, the Owner Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement or the Operative Agreements.

         (b) No provision hereof shall require FSBU in its individual capacity to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, FSBU agrees in its individual capacity that it will, at its own cost and expense, promptly take such action as may be necessary to discharge duly all Lessor's Liens attributable to it in its individual capacity and will claim no indemnity therefor hereunder, or under the Participation Agreement or any Operative Agreement.

         (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of this Section 3.05, except that in the event of a conflict between this
Section 3.05 and Section 3.01 hereof, Section 3.01 hereof shall be controlling.

         (d) The Owner Trustee will furnish to the Trustor, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the other Operative Agreements (including those furnished to the Indenture Trustee pursuant to the terms of the Indenture) and not otherwise furnished to the Trustor.

         (e) Notwithstanding anything herein to the contrary, the Owner Trustee shall not be authorized and shall have no power to "vary the investment" of the Trustor within the meaning of Treasury Regulations Section 301.7701-4(c)(1), it being understood that the Owner Trustee shall have the power and authority to fulfill its obligations under Section 2.06 hereof and Article 23 of the Lease.

         Section 3.06. Certain Rights of Owner Trustee. Except as otherwise provided in Section 3.05 hereof:

         (a) in the absence of bad faith on its part, the Owner Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction or authorization by the Trustor or any other party to any other Operative Agreement shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Owner Trustee, and signed in the name of such party by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary or other duly authorized officer of such party; and any resolution of the Board of Directors or committee thereof of such party shall be sufficiently evidenced by a copy of such resolution certified by the Secretary or an Assistant Secretary of such party, to have been duly adopted and to be in full force and effect on the date of such certification, and delivered to the Owner Trustee;

         (c) whenever in the administration of this Agreement the Owner Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under any of the other Operative Agreements, the Owner Trustee (unless other evidence be herein or therein specifically prescribed), absent actual knowledge of a Responsible Officer of the Owner Trustee to the contrary, may rely in good faith upon a certificate in writing, delivered to the Owner Trustee and signed by any of the Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Lessee, the Trustor, or the Indenture Trustee and notice of such need for such proof or establishment shall be delivered to the Trustor, who may advise the Owner Trustee in respect of such matter and the Owner Trustee shall act in conformity with such advice;

         (d) the Owner Trustee may exercise its powers and perform its duties by or through such attorneys, agents and servants as it shall appoint with due care, and it shall be entitled to rely upon the advice of counsel reasonably selected by it with due care and shall be protected by the advice of such counsel in anything done or omitted to be done in accordance with such advice;

         (e) the Owner Trustee shall not be under any obligation to take any action under this Agreement or under any of the other Operative Agreements at the request or direction of the Trustor unless the Persons making such request or direction shall have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nor shall the Owner Trustee be required to take any action deemed to impose on the Owner Trustee any obligation to take any action, if the Owner Trustee shall have been advised by its counsel that such action is unlawful or is contrary to the terms of this Agreement or the other Operative Agreements;

         (f) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document unless a Responsible Officer of the Owner Trustee has actual knowledge that the facts or matters stated therein are false or inaccurate, but the Owner Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Owner Trustee shall determine to make such further inquiry or investigation, it shall be entitled, to the same extent permitted to the Lessor under the Lease, to examine the books and records of the Lessee to reasonably determine whether the Lessee is in compliance with the terms and conditions of the Lease and to examine the Aircraft, Airframe, Engines or any Part thereof personally or by agent or attorney; and

         (g) without limiting the generality of Section 3.05 hereof, except as otherwise provided in written instructions given to the Owner Trustee by the Trustor or as otherwise provided in the Indenture or the Participation Agreement, the Owner Trustee shall not have any duty (i) to see to any recording or filing of the Lease or of this Agreement or any financing statement or other notice or document relating thereto or contemplated under the Operative Agreements or to see to the maintenance of any such recording or filing (other than FAA reporting requirements contained in 14 C.F.R. Sections 47.45 and 47.51), (ii) to see to any insurance on the Aircraft or any part thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Trustor and (to the extent provided in the Indenture) the Indenture Trustee copies of all certificates, reports and other written information which it receives from the Lessee pursuant to the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charges or any Lien (except any Lessor's Lien attributable to it in its individual capacity) owing with respect to, or assessed or levied against any part of the Lessor's Estate, (iv) to confirm or verify any financial statements or reports of the Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease.

         Section 3.07. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR FSBU MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that FSBU represents and warrants that on the Delivery Date the Owner Trustee shall have received whatever right, title and interests in, to and under the Aircraft that were conveyed to it by AVSA and FSBU represents, warrants and covenants that at all times on and after the Delivery Date the Aircraft shall be free of all Lessor's Liens attributable to it, and that the Owner Trustee shall comply with the last sentence of Section 3.05(b) hereof, or (b) any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof, except to the extent that any such representation, warranty or statement is expressly made herein or therein as a representation or warranty by the Owner Trustee or FSBU and except that FSBU hereby represents and warrants that this Agreement has been, and (assuming the due authorization, execution and delivery of this Agreement by the Trustor) the other Operative Agreements to which the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and that this Agreement has been duly authorized, executed and delivered by FSBU and (assuming due authorization, execution and delivery of this Trust Agreement by the Trustor) constitutes the legal, valid and binding obligation of FSBU enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         Section 3.08. Status of Moneys Received. All moneys received by the Owner Trustee under or pursuant to any provision of this Agreement or any Operative Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other moneys except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, or may be invested in direct obligations of the United States.

         Section 3.09. Self-Dealing. The Owner Trustee in its individual capacity, or any corporation in or with which the Owner Trustee may be interested or affiliated, or any officer or director of any such corporation, may have normal commercial relations, and otherwise deal, in the ordinary course of business, with the Lessee or any other corporation having relations with the Lessee to the full extent permitted by law.

         Section 3.10. Definition of a Responsible Officer. For purposes of this Trust Agreement only, "Responsible Officer" when used with respect to the Owner Trustee means the Chairman or the Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President"), the Secretary, any Assistant Secretary, or any other officer in the Corporate Trust Department of FSBU customarily performing functions similar to those performed by any of the above designated officers.

         Section 3.11. Resignation or Removal of Owner Trustee. The Owner Trustee or any successor thereof (a) shall resign if required to do so pursuant to Section 7.02(b) of the Participation Agreement and (b) may resign at any time without cause by giving at least 60 days' prior written notice to the Trustor and the Indenture Trustee, such resignation in each case to be effective only upon the appointment of a successor trustee and the acceptance of such appointment by such successor. In addition, the Trustor may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee and the Indenture Trustee, such removal to be effective only upon the appointment by the Trustor of a successor Owner Trustee and the acceptance of such appointment by such successor. Upon the giving of notice of resignation or removal of the Owner Trustee, the Trustor may appoint a successor Owner Trustee by an instrument signed by the Trustor. If the Trustor shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee, the Indenture Trustee or the Trustor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Trustor as above provided. Any successor Owner Trustee so appointed by a court shall be superseded by any successor Owner Trustee subsequently appointed by the Trustor.

         The appointment of any successor Owner Trustee shall be subject to the conditions set forth in Section 11.01 of the Participation Agreement.

         Section 3.12. Estate and Rights of Successor Owner Trustee. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Trustor and the Indenture Trustee, an instrument accepting such appointment, in form and substance acceptable to the predecessor Owner Trustee and the Trustor and thereupon each successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named as an Owner Trustee herein, but nevertheless upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trust herein expressed, all estates, properties, rights, powers, duties, property or moneys then held by such predecessor Owner Trustee upon the trust herein expressed. Upon any such transfer by a predecessor Owner Trustee, such predecessor Owner Trustee shall provide the successor Owner Trustee and Trustor an accounting of the Lessor's Estate and the trust hereunder.

         Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will use its best efforts to cause registration of the Aircraft included in the Lessor's Estate to be transferred upon the records of the Aeronautics Authority or other registry where the Aircraft may then be registered into the name of the successor Owner Trustee and shall otherwise use its best efforts to comply, or assist the successor Owner Trustee in complying, with the provisions of Section 11.01 of the Participation Agreement.

         Section 3.13. Merger or Consolidation of FSBU. Any corporation into which FSBU in its individual capacity may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which FSBU shall be a party, or any corporation to which substantially all the business of the Owner Trustee in its individual capacity may be transferred, shall, subject to Section 11.01 of the Participation Agreement, be the Owner Trustee under this Agreement without further act; provided, that such corporation shall not also be the Indenture Trustee.

         Section 3.14. Co-Trustees. At any time, if the Owner Trustee or the Trustor shall deem it necessary or prudent or desirable in order to conform to legal requirements of any jurisdiction in which any part of the Lessor's Estate may at the time be located, the Owner Trustee by an instrument in writing signed by it, shall appoint one or more Persons approved by the Trustor to act as co-trustee, or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees (except insofar as local law makes it necessary or prudent or desirable for any such co-trustee or separate trustee to act alone), of all or any part of the Lessor's Estate, and to vest in such Person or Persons, in such capacity, such title to the Lessor's Estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustor may consider necessary or prudent or desirable. The Owner Trustee shall not be liable for any act or omission of any co-trustee or separate trustee appointed under this Section 3.14. No appointment of, or action by, any co-trustee or separate trustee appointed under this Section 3.14 will relieve the Owner Trustee of any of its obligations under any Operative Agreement or otherwise affect any of the terms of the Indenture or adversely affect the interests of the Indenture Trustee or the Certificate Holders in the Trust Indenture Estate.


         Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name subject to the conditions of this Agreement.

         Every additional trustee hereunder shall be a Citizen of the United States and, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

         (A) all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

         (B) all other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Lessor's Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

         (C) no power given to, or which is provided hereby may be exercised by, any such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

         (D) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except as otherwise provided hereunder; and

         (E) the Trustor, at any time, by an instrument in writing may remove any such additional trustee.

         Section 3.15. Interpretation of Agreements. In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any other agreement relating to the transactions contemplated by the Operative Agreements or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Operative Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall request in writing sent in accordance with Article 14 of the Participation Agreement instructions of the Trustor and, to the extent that the Owner Trustee acts in good faith in accordance with any instructions received from the Trustor, shall not be liable to any Person; provided, that in the event that no response is made to the Owner Trustee by the Trustor within 25 Business Days after such request, the Owner Trustee shall not be liable to any Person for acts taken by the Owner Trustee in good faith in what it deems to be the best interests of the Trustor or for any failure to act in any situation described above in this Section 3.15. The provisions of this
Section 3.15 shall not be applicable to the Owner Trustee's obligations set forth in the last sentence of Section 3.01 hereof.

         Section 3.16. Not Acting in Individual Capacity. In carrying out the trust hereby created, the Owner Trustee will act solely as trustee hereunder and not in its individual capacity except as expressly provided herein or in the other Operative Agreements to which it is a party; and all Persons, other than the Trustor as provided in this Agreement, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Lessor's Estate for payment or satisfaction thereof, except to the extent provided in the last sentence of Section 3.01 hereof.

         Section 3.17. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to its receipt and disbursement of all moneys under this Agreement or any Operative
Agreement. The Trustor shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Trustor. The Owner Trustee, upon request, will furnish the Trustor with all such information as may be reasonably required or necessary from the Owner Trustee in connection with the preparation of such tax returns and in connection with any other filing or audit and related litigation obligations. The Owner Trustee shall be responsible for causing to be prepared at the request of the Trustor and at the expense of the Lessee all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns; provided, however, that the Owner Trustee shall send a completed copy of each such return to the Trustor not more than 60 nor less than 30 days prior to the due date of such return; provided that the Owner Trustee shall have timely received all necessary information to complete and deliver to the Trustor such return. The Trustor, upon request, will furnish the Owner Trustee with all such information as may be required from the Trustor in connection with the preparation of such income tax returns.

                                   ARTICLE 4

                             TERMINATION OF TRUST

         Section 4.01. Termination. This Agreement and the trust created and provided for hereby shall cease and be terminated in any one of the following events, whichever shall first occur:

         (a) The sale or other final disposition by the Owner Trustee of all of its interest in all property constituting or included in the Lessor's Estate and, if the Indenture shall then be in effect, the sale or other disposition by the Indenture Trustee of all of its interest in all property constituting or included in the Lessor's Estate, and the final disposition by the Owner Trustee and, if the Indenture shall then be in effect, the Indenture Trustee, of all moneys or other property or proceeds constituting part of the Lessor's Estate in accordance with the terms hereof; or

         (b) 110 years from the earlier execution of this Agreement by either party hereto; provided, however, that if the Trust shall be or become valid under applicable law for a period subsequent to 110 years from the earlier execution of this Agreement by either party hereto or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such trust for a period, in gross, exceeding the period for which such trust is hereinabove stated to extend and be valid, then such trust shall not terminate as provided in the first part of this sentence but shall extend to and continue in effect until, but only if such non-termination and extension shall then be valid under applicable law, such time as the same shall, under applicable law, cease to be valid.

         Section 4.02.  Termination at Option of the Trustor.  Notwithstanding
Section 4.01 hereof, this Agreement and the trust created hereby shall terminate and the Trust Estate shall be distributed to the Trustor, and this Agreement shall be of no further force and effect, upon the election of the Trustor by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement (in form and substance satisfactory to the Owner Trustee) of the Trustor assuming all the obligations of the Owner Trustee under or contemplated by the Operative Agreements or incurred by it as trustee hereunder and releasing the Owner Trustee therefrom; provided, however, that such notice may be given only after the time the Lien of the Indenture is discharged under Section 14.01 of the Indenture unless the Trustor shall have received the prior written consent of the Indenture Trustee to any such termination in which case such notice may be given while the Lien of the Indenture is outstanding.

         Section 4.03.  Distribution of Lessor's Estate upon Termination.
Upon any termination of this trust pursuant to the provisions of Section 4.01 hereof, the Owner Trustee shall convey the Lessor's Estate (subject to all obligations, if any, of the Owner Trustee then existing under the Operative Agreements to which the Owner Trustee is a party) to such purchaser or purchasers or the Trustor, as the case may be, and for such amount and on such terms as shall be specified in written instructions from the Trustor delivered to the Owner Trustee prior to the date of termination; provided, that (i) if at the time of any termination the Lease remains in force and effect, then the Lessor's Estate shall be sold as a unit (and not in parcels) and subject to the Lease, and (ii) in the event such written instructions are not delivered to the Owner Trustee on or before the date of termination, the Owner Trustee shall transfer title to the Lessor's Estate to the Trustor. Upon making such transfer or sale and accounting for all funds which have come into its hands, the Owner Trustee shall be entitled to receipt of any sums due and owing to the Owner Trustee for expenses incurred pursuant hereto as set forth in
Section 2.05 hereof.

                                   ARTICLE 5

                          [INTENTIONALLY LEFT BLANK]

                                   ARTICLE 6

                                 MISCELLANEOUS

         Section 6.01. Indemnification. The Trustor and its assigns agree to reimburse and save FSBU, in its individual capacity, harmless against any and all loss, damage, liability, claims, demands, disbursements and expenses, including Taxes (excluding Taxes imposed against FSBU upon or with respect to any fees for services rendered in its capacity as Trustee hereunder) and reasonable counsel fees which may be incurred by reason of its being the Owner Trustee or acting hereunder or under the Operative Agreements, but solely by reason thereof and arising out of or relating solely to this Agreement or the other Operative Agreements or the Aircraft or the Rents and other sums payable therefor, or by reason of any occurrence directly relating thereto while so acting, and to secure the payment thereof, FSBU, in its individual capacity, shall have a Lien on the Lessor's Estate and the proceeds thereof, including income, prior to any interest therein of the Trustor and its assigns (but subject to the rights of the Lessee under the Operative Agreements and subject and subordinate to the Lien of the Indenture), except that FSBU shall not have any such Lien (and the Trustor shall have no obligation) in respect of any such loss, damage, liability, claims, demands, disbursements and expenses, including Taxes and counsel fees, arising from or as a result of (A) FSBU's or the Owner Trustee's willful misconduct or gross negligence (in its individual capacity or as trustee), (B) any inaccuracy of any representation of FSBU or any breach by FSBU of its warranties and covenants given in its individual capacity in this Agreement, Article 5 of the Lease, Sections 7.02(a) and (b) and 7.04 of the Participation Agreement and its representations and warranties in Sections 3.05 and 3.08 of the Indenture or elsewhere in the Operative Agreements, (C) the failure to use ordinary care in receiving, handling and disbursing funds, (D) Lessor's Liens attributable to it in its individual capacity, (E) Taxes, fees, or other charges on, based on, or measured by, any fees, commissions or compensation received by FSBU in connection with the transactions contemplated by the Lease, the Indenture and this Agreement, (F) Taxes excluded from indemnification pursuant to Section 8.01(b) of the Participation Agreement (disregarding for the purposes of this Section 6.01, subsections (ii) and (v) of Section 8.01(b) of the Participation Agreement) or
(G) Expenses excluded from indemnification pursuant to Section 9.01(b) of the Participation Agreement; provided, that, before asserting any right to payment or indemnification hereunder, FSBU shall first demand its corresponding right to payment or indemnification from the Lessee pursuant to the Participation Agreement. It is further understood that the distribution by the Owner Trustee of all or any part of the Lessor's Estate as provided in Section 4.02 of this Agreement shall not impair the right of FSBU to indemnity, payment and reimbursement as herein provided. The provisions of this Section shall continue in force and effect notwithstanding the termination of this trust or the resignation, inability or incapacity to act or removal of the Owner Trustee. FSBU or the Owner Trustee (in its individual capacity or as trustee, as the case may be) agrees that it shall have no right against the Trustor or the Trust Indenture Estate for any fee as compensation for its services hereunder. Upon any assignment, conveyance or transfer of all of the Beneficial Interest, the transferor Trustor shall, upon such assignment, conveyance or transfer, be released and discharged without further act or formality whatsoever from the indemnification obligations imposed under this
Section 6.01 arising after such transfer date.

         Section 6.02. Supplements and Amendments. At any time and from time to time, only upon the written request of the Trustor (a) FSBU and the Trustor shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement as specified in such request and (b) the Owner Trustee shall, subject to the provisions of Section
8.01 of the Indenture, enter into or consent to such written amendment or modification of or supplement to any of the Operative Agreements as the Trustor and any other necessary parties may agree to in writing and as may be specified in such request, or execute and deliver such written waiver of the terms of any of the Operative Agreements as may be agreed to in writing by the Trustor and as may be specified in such request; provided, that (i) the Owner Trustee shall not execute any such supplement, amendment, waiver or modification without the prior written consent of the Trustor, (ii) if in the reasonable opinion of the Owner Trustee any document required to be executed by it pursuant to this Section adversely affects any right or duty of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any other Operative Agreement, the Owner Trustee may in its discretion decline to execute such document and (iii) any amendment or supplement to this Agreement shall comply with the provisions of Section 7.13 of the Participation Agreement. It shall not be necessary that any request pursuant to this Section specify the particular form of the proposed document to be executed pursuant to such request, but it shall be sufficient if such request shall indicate the substance thereof. Promptly after the execution by FSBU or the Owner Trustee of any document pursuant to this Section, the Owner Trustee shall mail a conformed copy thereof to the Trustor, the Indenture Trustee and the Lessee, but the failure of the Owner Trustee to mail such conformed copies shall not impair or affect the validity of such document.

         Section 6.03. Nature of Title of Trustor. The Trustor shall not have any legal title to any part of the Lessor's Estate. No transfer, by operation of law or otherwise, of the right, title and interest of the Trustor in and to the Lessor's Estate or the trust hereunder shall operate to terminate this Agreement or Lessor's Estate.

         Section 6.04. Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by the Owner Trustee of the interest of the Owner Trustee in the Operative Agreements or in the Aircraft or any part thereof pursuant to and in compliance with the terms of this Agreement or the Operative Agreements shall bind the Trustor and shall be effective to transfer or convey all right, title and interest of the Owner Trustee in and to the Operative Agreements or the right, title and interest of the Owner Trustee and the Trustor in and to the Aircraft or such part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

         Section 6.05. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, and (c) if given by FedEx service or other means, when received or personally delivered, addressed:

  If to the Owner Trustee: First Security Bank of Utah, National Association
                           79 South Main Street
                           Salt Lake City, Utah 84111
                           Attention:  Corporate Trust Department
                           Telephone:  (801) 246-5826
                           Facsimile:  (801) 246-5053

   If to the Trustor:      PMCC Leasing Corporation
                           800 Westchester Avenue
                           Rye Brook, New York 10573-1301
                           Attention:  Vice President Leasing
                           with a copy to Director, Portfolio Administration
                           Telephone:  (914) 335-5000
                           Facsimile:  (914) 335-1287

   If to the Indenture
   Trustee:                State Street Bank and Trust Company
                           Two International Place
                           4th Floor
                           Boston, Massachusetts 02110
                           Attention:  Corporate Trust Department
                           Telephone:  (617) 664-5414
                           Facsimile:  (617) 664-5371

or as to any of the foregoing parties at such other address as such party may designate by notice duly given in accordance with this Section to the other parties.

         Section 6.06. Situs of Trust; Applicable Law; Severability. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND PERFORMANCE. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective; provided, that such remaining provisions do not increase the obligations or liabilities of the Owner Trustee or the Trustor.

         Section 6.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of the Beneficial Interest, but only to the extent the Beneficial Interest has been transferred or assigned in accordance with the limitations of Section 7.03(d) of the Participation Agreement.

         Section 6.08. Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         Section 6.09. Identification of Trust. This trust may for convenience be referred to as the "Federal Express Corporation Trust No. N669FE."

         Section 6.10. Counterparts. This instrument may be executed in any number of counterparts or upon separate signature pages bound together in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

         Section 6.11. Trustor Interest. The Trustor has only a beneficial interest in any specific property of this trust. No creditor of the Trustor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of this trust (as opposed to the Trustor's beneficial interest in this trust).

         Section 6.12. Performance by the Trustor. Any obligation of the Owner Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Trustor and any such performance shall not be construed as a revocation of the trust created hereby.

         IN WITNESS WHEREOF, FSBU and the Trustor have caused this Agreement to be duly executed all as of the date first above written.


                     PMCC LEASING CORPORATION


                     By:
                        _____________________________________
                         Name:
                         Title:



                     FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION


                     By:
                        _____________________________________
                         Name:
                         Title:

                                  SCHEDULE I

                                  DEFINITIONS

GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of the Operative Agreements (other than the Pass Through Agreement and the Series Supplements) referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Additional Insured.  As defined in Article 13 of the Lease.

         Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affidavits. The affidavits of citizenship of the Owner Trustee and the Owner Participant.

         Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall the Owner Trustee or the Lessor be deemed an Affiliate of the Owner Participant.

         After-Tax Basis. A basis such that any payment to be received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment to be received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate Affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Transportation Code) as to which there is in force a permit granted under Section 41302 of the Transportation Code.

         Airbus Guaranty. The Guaranty to be dated the Delivery Date executed by the Manufacturer and guaranteeing AVSA's Warranty Bill of Sale.

         Aircraft. The Airframe to be sold by AVSA to the Owner Trustee as provided in the Participation Agreement and to be leased under the Lease (or any permitted substitute airframe thereunder) together with two Engines (whether either is an initial Engine or a Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial Lease Supplement, references in the Operative Agreements (including Section 3.05 of the Participation Agreement) to Aircraft shall mean the Airbus A300F4-605R airframe bearing FAA Registration Number N669FE and Manufacturer's serial number 774, together with two General Electric CF6-80C2-A5F engines bearing Manufacturer's serial numbers 705-241 and 705-242.

         Airframe. The Airbus A300F4-605R aircraft (excluding the Engines or engines from time to time installed thereon) to be leased by the Lessor to the Lessee pursuant to the Lease and the initial Lease Supplement and having the United States FAA Registration Number initially and manufacturer's serial number specified in the initial Lease Supplement, including (i) all Parts in respect thereof and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

         Ancillary Agreement. Any written agreement of the Lessee to which the Lessor is a party or to which the Lessor has consented in writing entered into on or prior to the Delivery Date or any date thereafter in connection with the transactions contemplated by the Operative Agreements, as such agreement may be amended and supplemented from time to time with the consent of the Lessor and delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant.

         Ancillary Agreement I. The Ancillary Agreement I (Federal Express Corporation Trust No. N669FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Ancillary Agreement II. The Ancillary Agreement II (Federal Express Corporation Trust No. N669FE), dated the Certificate Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity, but solely as Owner Trustee, the Owner Participant and the Indenture Trustee not in its individual capacity, but solely as Indenture Trustee, as originally executed or as amended, modified or supplemented with the consent of all the parties thereto.

         Application. The application for registration of the Aircraft with the FAA in the name of the Owner Trustee.

         Appraisal. The report prepared by BK Associates, Inc. and to be delivered to the Owner Participant (with an abbreviated report to the Lessee) on the Delivery Date pursuant to Section 4.02(h) of the Participation Agreement.

         Assignment and Assumption Agreement. Any agreement delivered in compliance with Section 7.03(d) of the Participation Agreement.

         AVSA. AVSA S.A.R.L., a societe a responsabilite limitee, organized and existing under the laws of France, and its successors and assigns.

         AVSA Consent and Agreement. The Consent and Agreement dated as of June 1, 1996, executed by AVSA, as the same may be amended, modified or supplemented from time to time.

         AVSA's FAA Bill of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority, executed by AVSA in favor of the Owner Trustee and to be dated the Delivery Date.

         AVSA's Warranty Bill of Sale. The full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by AVSA as owner of the Aircraft in favor of the Owner Trustee and to be dated the Delivery Date.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in Section 16.01(e), (f) or
(g) of the Lease which either does or, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease, adjusted pursuant to Article 3 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on September 25, 2019, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New York, New York, Memphis, Tennessee and the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates, and after the Lien of the Indenture is discharged, Salt Lake City, Utah.

         Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by Section 2.01(b) of the Participation Agreement.

         Certificates. The Equipment Trust Certificates (Federal Express Corporation Trust No. N669FE), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Change in Tax Law. Any change to the Code or the Treasury regulations promulgated thereunder or the publication of any revenue ruling, revenue procedure or any informational release by the Internal Revenue Service or the Department of Treasury, provided that the Owner Participant or the Lessee has notified the other party of such change in writing prior to the Delivery Date.

         Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

         Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

         Code. Except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time.

         Collateral Account. The deposit account established and maintained pursuant to Section 2.13 of the Indenture.

         Commencement Date.  July 30, 1996.

         Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid as provided in
Section 3.02 of the Participation Agreement.

         Consent and Agreement. The Consent and Agreement dated as of June 1, 1996 executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

         Consent and Guaranty. The Consent and Guaranty of the Manufacturer attached to the Purchase Agreement.

         Corporate Trust Administration. The principal office of the Indenture Trustee located at Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or such other office at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Owner Trustee.

         Corporate Trust Department. The principal office of the Owner Trustee located at 79 South Main Street, Salt Lake City, Utah 84111, Attention:
Corporate Trust Department, or such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Lessee, the Owner Participant and the Indenture Trustee.

         CRAF Program. Has the meaning specified in Section 7.01(f) of the Lease.

         Cut-Off Date.  September 30, 1996.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average (based on Outstanding principal amount) rate of interest on the Certificates issued pursuant to the Indenture.

         Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Date. The date on which the Aircraft is delivered and sold by AVSA to the Lessor and leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

         Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also must have a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

         Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

         Engine. Each of the two General Electric CF6-80C2-A5F engines listed by manufacturer's serial numbers in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Section 7.02(a)(vii), 10.02(c), 10.03, 11.03, 11.04 or 12.02 of
the Lease, together with all Parts related thereto. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, both Engines then leased to the Lessee pursuant to the Lease.

         Engine Consent. The Engine Consent dated as of June 1, 1996, executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

         Engine Manufacturer. General Electric Company, a New York corporation.

         Engine Warranty Assignment. The Engine Warranty Assignment (Federal Express Corporation Trust No. N669FE), dated as of June 1, 1996 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan.  As defined in Section 7.06 of the Participation
Agreement.

         Estimated Expense Amount. Has the meaning specified in Section 10.01(a) of the Participation Agreement.

         Event of Default. Each of the events specified in Article 16 of the Lease.

         Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 60 days due to theft or disappearance or such longer period, not to exceed 180 days from the end of such initial 60-day period, if and so long as the location of such property is known to the Lessee and the Lessee is diligently pursuing recovery of such property, or to the end of the Term, if less (unless such theft or disappearance constitutes an Event of Loss pursuant to (i)(B) or (ii) hereof) or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;
(ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, or (2) condemnation, confiscation, or seizure of, or requisition or taking of, use of such property (A) by a foreign government or instrumentality or agency of any such foreign government, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur) or (B) by the Government for a period extending beyond the Term; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus A300-600 series aircraft equipped with engines of the same make and model as the Engines for a period of twelve (12) consecutive months, unless the Lessee, prior to the expiration of such twelve (12) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use of the Aircraft or the Airframe shall have been prohibited for a period of twenty-four (24) consecutive months or until the end of the Term, if earlier. The date of such Event of Loss shall be (s) the 61st day or the 241st day, as the case may be, following loss of such property or its use due to theft or disappearance (or the end of the Term or the Lessee's abandonment of diligent efforts to recover such property, if earlier); (t) the 61st day following the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (u) the date of any insurance settlement on the basis of a total loss or constructive or compromised total loss; (v) the date of any condemnation, confiscation, seizure or requisition of title of such property; (w) the 181st day following condemnation, confiscation, seizure or requisition for use of such property by a foreign government referred to in clause (iii)(2)(A) above (or the end of the Term or the date of any insurance settlement described therein, if earlier than such 181st day); (x) the last day of the Term in the case of requisition for use of such property by the Government; (y) the last day of the 12 month or 24 month period, referred to in clause (iv) above (or if earlier, the end of the Term or abandonment of the Lessee's efforts to restore the normal use of the Aircraft). An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe. If an Event of Loss described in any of clauses (i) (A), (iii) or (iv) above shall occur, Lessor may elect, within 30 days following the date upon which such Event of Loss is deemed to have occurred, to waive such Event of Loss and the consequences thereof.

         Excepted Payments. Collectively, (i) indemnity, expense, reimbursement or other payments paid or payable by the Lessee in respect of the Owner Participant, the Owner Trustee in its individual capacity or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents or Affiliates, pursuant to the Participation Agreement or any other Operative Agreement or any indemnity hereafter granted to the Owner Participant or the Owner Trustee in its individual capacity pursuant to the Lease or the Participation Agreement, (ii) proceeds of public liability insurance (or government indemnities in lieu thereof) in respect of the Aircraft payable as a result of insurance claims paid for the benefit of, or losses suffered by, the Owner Trustee or the Indenture Trustee in their respective individual capacities or by the Owner Participant, or their respective successors, permitted assigns or Affiliates, (iii) proceeds of insurance maintained with respect to the Aircraft by the Owner Participant (whether directly or through the Owner Trustee) maintained in accordance with
Section 13.05 of the Lease but not required under Article 13 of the Lease,
(iv) payments of Supplemental Rent by the Lessee in respect of any amounts payable under the Tax Indemnity Agreement, (v) any purchase price paid to the Owner Participant for its interest in the Trust Estate pursuant to Section 7.03(d) of the Participation Agreement, (vi) subject to Section 3.05 of the Lease, payments constituting increases in Basic Rent attributable to payments arising pursuant to Section 5 of the Tax Indemnity Agreement, (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above and (viii) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (v) and (vii) above (except with respect to interest attributable to payments referred to in clause (vi) above).

         Expense; Expenses. Have the meaning specified in Section 9.01(a) of the Participation Agreement.

         FPO Price. Has the meaning set forth in Section 4.02(a)(F) of the Lease.

         FSBU. First Security Bank of Utah, National Association, a national banking association.

         Fair Market Renewal Term. A term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the second paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell, assuming the Aircraft (or other property) is unencumbered by the Lease. In such determination, except for purposes of Section 17.01 of the Lease (when it shall be determined based upon the actual condition and location of the Aircraft), it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease and Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Federal Aviation Administration; FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

         Fixed Renewal Rent. Semi-annual payments of rent during the Fixed Renewal Term equal to the lesser of (i) Fair Market Rental as determined as of the commencement of such Fixed Renewal Term and (ii) 50% of the average actual semi-annual Basic Rent payable during the Basic Term.

         Fixed Renewal Term. The term with respect to which the Lessee has exercised its option to renew the Lease pursuant to the first paragraph of
Section 4.01(a) thereof and with respect to which the conditions set forth in such Section 4.01(a) are met.

         French Pledge Agreement. The French Pledge Agreement dated as of June 1, 1996 between the Owner Trustee and the Indenture Trustee.

         Government. The United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

         GTA. The General Terms Agreement dated as of July 3, 1991 between the Engine Manufacturer and the Lessee related to the purchase by the Lessee of the Engines as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the General Terms Agreement relates to the Engines, to the extent assigned to the Owner Trustee pursuant to the Engine Warranty Assignment.

         Holder of a Certificate; Certificate Holder; Holder. As of any particular time, the Person in whose name a Certificate shall be registered (but not including the holder of any Pass Through Certificate).

         Indemnitee. Each of FSBU, in its individual capacity and as Owner Trustee and Lessor, the Owner Participant, the Indenture Trustee, in its individual capacity and as trustee, any Owner Participant Guarantor, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Certificate Holder nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

         Indenture. The Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N669FE), dated as of June 1, 1996, between the Lessor and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement, and as said Indenture may from time to time be further supplemented or amended, including any amendment or supplement thereto entered into from time to time pursuant to the applicable provisions of the Indenture.

         Indenture and Security Agreement Supplement. The Indenture and Security Agreement Supplement No. 1 (Federal Express Corporation Trust No. N669FE) to be dated the Delivery Date, as such Indenture and Security Agreement Supplement shall be amended or supplemented from time to time and any other supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

         Indenture Documents. Has the meaning specified in the Granting Clause of the Indenture.

         Indenture Event of Default.  Each of the events specified in Section
7.01 of the Indenture.

         Indenture Trustee. State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

         Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate, (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements or (iii) Taxes imposed against the Indenture Trustee in its individual capacity in respect of which the Lessee has not indemnified (and is not obligated to indemnify) the Indenture Trustee in such capacity.

         Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of
the Lease.

         Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

         Interim Term. The period commencing on the Delivery Date and ending at the end of the day immediately preceding the Commencement Date.

         Invoice.  The invoice for the Aircraft given by AVSA to the Lessor.

         Lease. The Lease Agreement (Federal Express Corporation Trust No. N669FE) dated as of June 1, 1996, entered into by the Lessor and the Lessee concurrently with the execution and delivery of the Indenture, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by one or more Lease Supplements entered into pursuant to the applicable provisions of the Lease.

         Lease Supplement. The Lease Supplement No. 1 (Federal Express Corporation Trust No. N669FE) to be dated the Delivery Date, as such Lease Supplement shall be amended or supplemented from time to time and any other supplement to the Lease, substantially in the form of Exhibit A to the Lease.

         Lease Term. The period commencing on the Delivery Date and ending at the end of the Basic Term.

         Lessee. Federal Express Corporation, a Delaware corporation, and its successors and permitted assigns.

         Lessee Documents. Has the meaning set forth in Section 6.01(b) of the Participation Agreement.

         Lessor. First Security Bank of Utah, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Participation Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), any Ancillary Agreement, the GTA, the Engine Warranty Assignment, the Engine Consent, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee in its individual capacity or the Owner Participant) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity, or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement), and all other property of the Owner Trustee purportedly subjected to the Lien of the Indenture by the Granting Clause thereof; provided that in no event shall "Lessor's Estate" include any Excepted Payment.

         Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements, (ii) acts or omissions of the Lessor in its individual capacity or as Owner
Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not required to be indemnified against by the Lessee pursuant to the Participation Agreement by reason of Section 8.01(b) or 9.01(b) thereof and which are not required to be indemnified against by the Lessee pursuant to the Tax Indemnity Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Article 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

         Losses. Has the meaning specified in Section 17.02(a) of the Participation Agreement.

         Loss Payee. Has the meaning specified in Section 13.02(b)(i) of the Lease.

         Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Trustee or the Owner Participant or any interests of the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any Affiliate of any thereof.


         Make-Whole Premium. An amount determined as of the day before the applicable Prepayment Date (or date of purchase, as the case may be) which an Independent Investment Banker determines to be equal to the excess, if any, of
(i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to the Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Certificate.

         Manufacturer. Airbus Industrie G.I.E., a groupement d'interet economique formed under the laws of France, and its successors and assigns.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Moody's.  Moody's Investors Service, Inc.

         Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate equal to the Debt Rate per annum compounded semi-annually.

         Non-U.S. Person.  Any Person other than a U.S. Person.

         Obsolete Parts. Parts which are severable from the Aircraft in accordance with clauses (ii) and (iii) of the proviso to Section 9.02(b) of the Lease and the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         Officer's Certificate. When delivered pursuant to the Indenture, a certificate signed by a Responsible Officer of the Lessee or the Owner Trustee, as the case may be, and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07 of the Indenture.

         Operative Agreements. The Participation Agreement, the Trust Agreement, AVSA's FAA Bill of Sale, AVSA's Warranty Bill of Sale, the Airbus Guaranty, the Purchase Agreement, the Purchase Agreement Assignment, the GTA, the Engine Warranty Assignment, the French Pledge Agreement, the Lease, the Lease Supplement, the Owner Participant Guaranty, if any, the Owner Trustee Guaranty, if any, any Ancillary Agreement entered into by or with the written consent of the Indenture Trustee, which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the AVSA Consent and Agreement, the Consent and Guaranty (to the extent assigned by the Purchase Agreement Assignment), the Engine Consent, the Tax Indemnity Agreement and any Assignment and Assumption Agreement, each as amended from time to time.

         Opinion of Counsel. When delivered pursuant to the Indenture, a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee and (b) for the Owner Trustee or the Indenture Trustee, an attorney selected by such Person and, in the case of the Owner Trustee, reasonably satisfactory to the Indenture Trustee.

         Outstanding. When used with respect to Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
         Section 2.08 of the Indenture or otherwise;

         (ii)Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

         (iii)Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Participant Guarantor. The provider of an Owner Participant Guaranty.

         Owner Participant Guaranty.  Any guaranty delivered in compliance with
Section 7.03(d) of the Participation Agreement.

         Owner Trustee. FSBU, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Owner Trustee Guarantor.  The provider of an Owner Trustee Guaranty.

         Owner Trustee Guaranty.  Any guaranty delivered in compliance with
Section 11.01(b)(ii) of the Participation Agreement.

         Owner's Economic Return. The Owner Participant's anticipated net after-tax book yield and aggregate after-tax cash during the Interim Term and the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages, as the case may be, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

         Participation Agreement. The Participation Agreement (Federal Express Corporation Trust No. N669FE), dated as of June 1, 1996, among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as owner trustee, the Owner Participant, the Indenture Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as indenture trustee and the Pass Through Trustee not in its individual capacity except as otherwise expressly provided therein, but solely as pass through trustee, as amended, modified or supplemented, or the terms thereof waived.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or title to which remains vested in the Lessor pursuant to Article 8 of the Lease.

         Pass Through Agreement. The Pass Through Trust Agreement dated as of February 1, 1993, as amended and restated as of October 1, 1995 between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

         Pass Through Certificates. Any of the 1996 Pass Through Certificates, Series A1 or 1996 Pass Through Certificates, Series A2, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means both of the Pass Through Certificates issued by each of the Pass Through Trusts.

         Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

         Pass Through Trust. The Federal Express Pass Through Trust, 1996-A1 or Federal Express Pass Through Trust, 1996-A2, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means both of such Pass Through Trusts.

         Pass Through Trustee. State Street Bank and Trust Company, a Massachusetts trust company, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Debt Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2% plus the interest rate applicable to such Certificate and (ii) in the case of any other such amount, 2% plus the Debt Rate.

         Payment Date. September 25, 2019 and each January 30 and July 30 commencing on July 30, 1996.

         Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and (iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Preliminary Notice. Has the meaning specified in Section 4.01(a) of the Lease.

         Premium Termination Date. With respect to the Certificates having a Maturity in 2015, June 11, 2008 and with respect to the Certificates having a Maturity in 2018, November 24, 2016.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Property. Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Agreement. The Airbus A300-600R Freighter Purchase Agreement, dated as of July 3, 1991 between AVSA and the Lessee, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to the Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

         Purchase Agreement Assignment. The Purchase Agreement Assignment (Federal Express Corporation Trust No. N669FE), dated as of June 1, 1996 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time.

         Purchase Price. Has the meaning specified in Schedule IV to the Participation Agreement.

         Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), January 15 for January 30 Payment Dates and July 15 for July 30 Payment Dates, whether or not such date is a Business Day.

         Recourse Amount. Has the meaning specified in Section 17.10 of the Participation Agreement.

         Refinancing.  A non-recourse loan to the Lessor arranged pursuant to
Section 15.01 of the Participation Agreement.

         Register.  Has the meaning set forth in Section 3.02 of the Indenture.

         Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         Remaining Weighted Average Life. For any Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by (b) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One or more terms with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

         Rent Payment Date. September 25, 2019 and each January 30 and July 30 commencing on July 30, 1996.

         Reoptimization Date. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

         Replacement Aircraft. Any aircraft substituted for the Aircraft pursuant to Section 11.03(a) of the Lease.

         Replacement Airframe. Has the meaning set forth in Section 11.03 of the Lease.
         Replacement Engine. A General Electric CF6-80C2-A5F engine (or an engine of the same or another manufacturer) of equal or greater value, airworthiness, remaining useful life and utility as the Engine being replaced, together with all Parts relating to such engine; provided, however, that if such replacement engine is not a General Electric CF6-80C2-A5F engine, such replacement engine must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement in which case the definition of Responsible Officer set forth in Section 3.10 of the Trust Agreement is applicable) or the Indenture Trustee, any officer in its Corporate Trust Administration, as the case may be, designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or (except in the case of the Owner Participant) other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

         S&P.  Standard & Poor's Ratings Group.

         SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

         SSB. State Street Bank and Trust Company, a Massachusetts trust company.

         Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

         Securities Act.  The Securities Act of 1933, as amended.

         Series Supplement. The Series Supplement 1996-A1 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1996-A2 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means both such Series Supplements.

         Sinking Fund Redemption Date.  Has the meaning specified in Section
6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the meaning specified in Section
6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

         Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such voting organization; (c) overnight federal funds transactions with members of the Federal Reserve Systems arranged by federal funds brokers; and (d) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital surplus and undivided profits aggregating at least $500 million.

         Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factor" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of Stipulated Loss Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on
Schedule III of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Stipulated Loss Value is to be calculated with reference to any such date; provided that if amounts in respect of Stipulated Loss Value are payable under the Operative Agreements after the Stipulated Loss Determination Date in respect of which such Stipulated Loss Value was determined, the Lessor shall be compensated during the period from the Stipulated Loss Determination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value Date."

         Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any Ancillary Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Indenture Trustee or others, including, without limitation, payments of Stipulated Loss Value, FPO Price and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture to the extent provided in Section 3.03 of the Lease, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent.

          Tax. Has the meaning set forth in Section 8.01(a) of the Participation Agreement.

          Tax Indemnity Agreement. The Tax Indemnity Agreement (Federal Express Corporation Trust No. N669FE), dated as of June 1, 1996, between the Lessee and the Owner Participant, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

         Term. The Interim Term and the Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after December 31, 2003 in the case of Article 10 of the Lease, and in the case of (i) Section 4.02(a)(A) of the Lease, the Rent Payment Date falling on July 30, 2017, (ii) Section 4.02(a)(D) or (E) of the Lease, a Rent Payment Date that is on or after the seventh anniversary of the Commencement Date and
(iii) Section 4.02(a)(F) of the Lease, the last day of the Basic Term.

         Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule IV of the Lease under the heading "Termination Value Factor" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with so much of the arrears portion of Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value as does not constitute an Excepted Payment, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment. Subject to the immediately preceding sentence, it is understood and agreed that the amounts set forth on Schedule IV of the Lease, for dates other than Rent Payment Dates on which arrears Basic Rent is due, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent through such date and, accordingly, no further accrual or credit shall be required through such date whenever Termination Value is to be calculated with reference to any such date; provided that if amounts in respect of Termination Value are payable under the Operative Agreements after the Termination Date in respect of which such Termination Value was determined, the Lessor shall be compensated during the period from the Termination Date to such payment date in accordance with the provisions of the Operative Agreements.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation Agreement.

         Transportation Code. Title 49 of the United States Code, as amended and in effect on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

         Treasury Yield. (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

         Trust Agreement. The Trust Agreement (Federal Express Corporation Trust No. N669FE), dated as of June 1, 1996, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

         Trust Estate.  The Lessor's Estate.

         Trust Indenture Act.  The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate. All estate, right, title and interest of the Indenture Trustee in and to any of the property, rights, interests and privileges granted to the Indenture Trustee pursuant to the Granting Clause of the Indenture, other than Excepted Payments and any and all other rights of the Owner Trustee or the Owner Participant expressly reserved to the Owner Trustee or the Owner Participant pursuant to the Indenture.

         Underwriters. Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

         Underwriting Agreement. The Underwriting Agreement dated June 5, 1996 among the Lessee and the Underwriters.

         United States, U.S. or US.  The United States of America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Transportation Code, and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Transportation Code and Part 121 of the regulations under such Transportation Code, for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.

         U.S. Person.  A Person described in Section 7701(a)(30) of the Code.